UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Freeport-McMoRan Copper & Gold Inc.

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Notice of Annual Meeting of Stockholders

June 9, 2010

April 23, 2010

Date:	Wednesday, June 9, 2010

Time:	10:00 a.m., Eastern Time

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Purpose:	•	To elect twelve directors;

	•	To ratify the appointment of our independent registered public accounting firm;

	•	To adopt the Amended and Restated 2006 Stock Incentive Plan;

	•	To vote on two stockholder proposals, if presented at the meeting; and

	•	To transact such other business as may properly come before the meeting.

Record Date:	Close of business on April 13, 2010

Your vote is important. Whether or not you plan to attend the meeting, please promptly vote online or complete, sign and date a proxy or voting instruction card and return it promptly. Your cooperation is appreciated.

By Order of the Board of Directors.

DOUGLAS N. CURRAULT II
Secretary

Information about Attending the Annual Meeting

Only stockholders of record on the record date are entitled to notice of and to attend or vote at our annual meeting. If you plan to attend the meeting in person, please bring the following:

1. Proper identification.

2. Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker stating that you beneficially owned Freeport-McMoRan Copper & Gold Inc. stock on the record date or (b) an account statement showing that you beneficially owned Freeport-McMoRan Copper & Gold Inc. stock on the record date.

Voting Results of the Annual Meeting

In the past we have made available on our web site a post-meeting report summarizing the proceedings of the annual meeting within 10 days following the annual meeting. In accordance with new rules promulgated by the Securities and Exchange Commission (SEC), this year we will instead report the voting results of our annual meeting on a Form 8-K that will be filed with the SEC within four business days of completion of the meeting and will also be available on our web site at www.fcx.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2010.

This proxy statement and the 2009 annual report are available at
http://www.edocumentview.com/FCX_MTG

FREEPORT-McMoRan COPPER & GOLD INC.
333 North Central Avenue
Phoenix, Arizona 85004

The 2009 Annual Report to Stockholders, including financial statements, is being made available to stockholders together with these proxy materials on or about April 23, 2010.

Questions and Answers about the Proxy Materials, Annual Meeting and Voting

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our 2010 annual meeting of stockholders because you owned shares of our common stock at the close of business on April 13, 2010, the record date for the annual meeting, and are therefore entitled to vote at the meeting. This proxy statement, along with a proxy card or a voting instruction card, is being made available to stockholders beginning April 23, 2010. We have made these materials available to you on the internet, and in some cases, have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares.

Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we may furnish proxy materials, including this proxy statement and our 2009 Annual Report, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the notice will instruct you as to how you may access and review the proxy materials on the internet. The notice also instructs you as to how you may submit your vote via the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting the materials in the notice.

When and where will the annual meeting be held?

The annual meeting will be held at 10:00 a.m. Eastern Time on Wednesday, June 9, 2010, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801.

Who is soliciting my proxy?

Our board of directors is soliciting your proxy to vote on all matters scheduled to come before the 2010 annual meeting of stockholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by casting your vote via the internet, you are authorizing the proxy holders to vote your shares at our annual meeting as you have instructed.

On what matters will I be voting? How does the board of directors recommend that I cast my vote?

At the annual meeting, our stockholders will be asked to elect our director nominees, ratify the appointment of our independent registered public accounting firm, adopt the Amended and Restated 2006 Stock Incentive Plan, consider two stockholder proposals included in this proxy statement, if presented at the meeting, and consider any other matter that properly comes before the meeting.

The board of directors unanimously recommends that you vote:

•	FOR all of the director nominees;

•	FOR the ratification of the appointment of our independent registered public accounting firm;

•	FOR the adoption of the Amended and Restated 2006 Stock Incentive Plan; and

•	AGAINST the two stockholder proposals included in this proxy statement, if presented at the meeting.

We do not expect any matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the annual meeting, and they intend to vote on any such other matter in accordance with their best judgment.

How many votes may I cast?

You have one vote for every share of our common stock that you owned on April 13, 2010, the record date.

How many votes can be cast by all stockholders?

As of the record date, we had 431,576,428 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the annual meeting?

Our by-laws provide that the presence at the meeting, whether in person or by proxy, of a majority of our outstanding shares of common stock constitutes a quorum necessary to properly convene a meeting of our stockholders. The inspector of election will determine whether a quorum exists. Shares of our common stock present at the annual meeting that abstain from voting, that are the subject of broker non-votes, or for which voting authority is withheld will be counted as present for purposes of determining the existence of a quorum.

How do I vote?

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record of those shares and these proxy materials have been made available or mailed to you by us. You may vote your shares by internet or by mail as further described below. Your vote authorizes each of James R. Moffett, Richard C. Adkerson and Kathleen L. Quirk, as proxies, each with the power to appoint his or her substitute, to represent and vote your shares as you directed.

•	Vote by Internet — http://www.ivselection.com/freeport10

•	Use the internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (Eastern Time) on June 8, 2010.

•	Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot.

•	Vote by Mail — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet or mail, will be voted at the annual meeting. If you vote by internet, please do not mail your proxy card.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you by your bank, broker, trustee or nominee that is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question entitled “What if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?”

Participants in our Employee Capital Accumulation Program

If you hold shares of our common stock through our Employee Capital Accumulation Program (ECAP), you may only vote your shares by mail. Accordingly, please mark, sign and date your proxy card and return it in the postage-paid envelope provided to you.

What if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly execute and return a proxy or voting instruction card, your stock will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares will be voted in accordance with the recommendations of our board of directors, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. Rules of the New York Stock Exchange (NYSE) determine whether proposals presented at the stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under NYSE rules for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors, the adoption of the Amended and Restated 2006 Stock Incentive Plan or the stockholder proposals, if presented at the meeting, without instructions from you. Without your voting instructions on these matters, a broker non-vote will occur. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for the approval of such matters to be presented at the meeting; however, shares represented by proxies containing both broker non-votes and a vote on any matter will be considered present at the annual meeting for purposes of determining the existence of a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required

Election of directors	Majority of votes cast
Ratification of independent registered public accounting firm	Majority of common stock present in person or by proxy and entitled to vote
Adoption of the Amended and Restated 2006 Stock Incentive Plan	Majority of common stock present in person or by proxy and entitled to vote
Consideration of the two stockholder proposals included in this proxy statement, if presented at the meeting	Majority of common stock present in person or by proxy and entitled to vote

In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the shares voted. In contested elections (where the number of nominees exceeds the number of directors to be elected), our directors are elected by a plurality of shares voted. Under our by-laws, all other matters require the affirmative vote of the holders of a majority of our common stock present in person or by proxy and entitled to vote on such matters, except as otherwise provided by statute, our certificate of incorporation or our by-laws. Abstentions as to all such matters to come before the annual meeting will be counted as votes against those matters.

Can I revoke or change my vote?

Yes. Your proxy can be revoked or changed at any time before it is voted by notice in writing to our corporate secretary, by our timely receipt of another proxy with a later date or by voting in person at the annual meeting.

Who pays for soliciting proxies?

We pay all expenses of soliciting proxies for the annual meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York, to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson’s services will be $10,500 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, e-mail, personal interview or other means.

Could other matters be considered and voted upon at the annual meeting?

Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our by-laws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies in his or her discretion.

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

2011 Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to: Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 333 North Central Avenue, Phoenix, Arizona 85004 by December 24, 2010.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary by February 9, 2011, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary, or access our by-laws on our web site at www.fcx.com under Investor Center — Corporate Governance. Failure to comply with our by-law procedures and deadlines may preclude presentation of the matter at the meeting.

Corporate Governance

Corporate Governance Guidelines; Principles of Business Conduct

Our corporate governance guidelines and our principles of business conduct are available at www.fcx.com under Investor Center — Corporate Governance. Both are available in print upon request. Amendments to or waivers of our principles of business conduct granted to any of our directors or executive officers will be published promptly on our web site.

Board and Committee Meeting Attendance

Our board of directors held six meetings during 2009. During 2009, each of our directors attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by each committee of the board on which each such director served. Directors are invited but not required to attend annual meetings of our stockholders. Mr. Adkerson attended the last annual meeting of stockholders.

Board Composition and Leadership Structure

As of the date of this proxy statement, our board consists of sixteen members, nine of whom have no material relationship with the company and are independent within the meaning of our corporate governance guidelines, which comply with the NYSE director independence standards as currently in effect. Effective June 9, 2010 and assuming all of the director nominees are elected as directors at the annual meeting, our board will consist of twelve members, nine of whom have no material relationship with the company and are independent within the meaning of our corporate governance guidelines. We will also have four advisory directors who have been appointed by the board. For more information about our advisory directors, see “Advisory Directors” below. We also have one director emeritus, Henry A. Kissinger. The director emeritus does not vote.

James R. Moffett serves as chairman of our board and Richard C. Adkerson serves as president and chief executive officer. We separated the positions of chairman of the board and chief executive officer in 2003, when we named Mr. Moffett as chairman of the board and Mr. Adkerson as chief executive officer. Our board determined that the separation of these roles would maximize management’s efficiency. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing guidance to and oversight of management.

As executive chairman, Mr. Moffett furthers our business strategy by applying his exceptional talents and experience as a geologist. He directs our global exploration programs. Mr. Moffett also has been, and continues to be, instrumental in fostering our relationship with the government of Indonesia, the location of our Grasberg mine. Mr. Moffett is not considered an independent director because he is part of our management team and receives compensation for services to our company in addition to his services as a director. Mr. Adkerson, as president and chief executive officer, is responsible for the executive management of our company. Mr. Adkerson has demonstrated exceptional leadership abilities in developing and executing a financial strategy that has benefited our stockholders, and in building an operational, financial and administrative organization that efficiently supports our business.

Our board of directors has concluded that its current leadership structure provides an appropriate framework for our directors to provide independent, objective and effective oversight of management. While our by-laws and corporate governance guidelines do not require our chairman and chief executive officer positions to be separate, the board believes that having separate positions is the appropriate leadership structure for our company at this time. Our board, however, periodically reviews its leadership structure and may make such changes in the future as it deems appropriate.

In accordance with our corporate governance guidelines, our non-management directors meet in executive session at the end of each regularly scheduled board meeting. The presiding director for executive session meetings rotates among the independent directors who are chairpersons of our four principal board committees (audit, corporate personnel, nominating and corporate governance, and public policy, discussed below), except as the directors may otherwise determine for a specific meeting. We believe that this approach effectively encourages full engagement of the non-management directors in executive sessions. Following each executive session of non-management directors, the presiding director serves as a liaison between the non-management directors and the chairman regarding any specific feedback or issues that have been discussed in executive session.

Advisory Directors

Advisory directors provide general policy advice to our board as determined from time to time by our board. Advisory directors, upon the invitation of the board, have the privilege to receive notice of and to attend regular meetings of the board or any board committee for which the advisory director has been appointed to serve as an advisor or consultant. Advisory directors serve at the pleasure of the board, are not entitled to vote on any matter brought before the board or any board committee and are not considered a director of the company for any purpose. Compensation paid to advisory directors is determined from time to time by the board, and advisory directors may have consulting agreements with our company. The board has appointed J. Bennett Johnston, Gabrielle K. McDonald, J. Stapleton Roy and J. Taylor Wharton, each of whom is serving as a director of the company until the 2010 annual meeting of stockholders, to serve as advisory directors effective June 9, 2010.

J. Bennett Johnston is Chairman of Johnston & Associates, LLC, a business consulting firm and consultant to our company, and Chairman of Johnston Development Co. LLC, a project development firm. He served as United States Senator from 1972 to 1997.

Gabrielle K. McDonald has served as a judge on the Iran-United States Claims Tribunal, The Hague, The Netherlands since November 2001. Judge McDonald has also served as the Special Counsel on Human Rights to our company since 1999.

J. Stapleton Roy is Director of the Kissinger Institute on China and the United States at the Woodrow Wilson International Center for Scholars. He is Senior Advisor and previously served as Vice Chairman and Managing Director of Kissinger Associates, Inc., international consultants and consultants to our company. He previously served as Assistant Secretary of State for Intelligence and Research and United States Ambassador to Indonesia.

J. Taylor Wharton is the retired Special Assistant to the President for Patient Affairs and professor of Gynecologic Oncology at The University of Texas M. D. Anderson Cancer Center and a consultant to our company.

Board Committees

Our board has four standing committees: an audit committee, a corporate personnel committee, a nominating and corporate governance committee and a public policy committee. Each of our audit, corporate personnel and nominating and corporate governance committees are composed entirely of independent directors. Each committee operates under a written charter adopted by the board. All of the committee charters are available on our web site at www.fcx.com under Investor Center — Corporate Governance and are available in print upon request. The primary functions of each board committee are described below.

Audit			Meetings
Committee Members	Functions of the Committee		in 2009

Robert A. Day, Chairman Gerald J. Ford H. Devon Graham, Jr. Jon C. Madonna Stephen H. Siegele	•	please refer to “Audit Committee Report” included in this proxy statement	5

Corporate Personnel			Meetings
Committee Members	Functions of the Committee		in 2009

H. Devon Graham, Jr., Chairman Robert J. Allison, Jr. Charles C. Krulak Bobby Lee Lackey	•	determines the compensation of our executive officers	4
	•	administers our cash-based and equity-based incentive compensation plans
	•	oversees our assessment of whether our compensation practices are reasonably likely to expose our company to material risks
	•	please refer to “Corporate Personnel Committee Procedures” included in this proxy statement for more information

Nominating and Corporate Governance			Meetings
Committee Members	Functions of the Committee		in 2009

Robert J. Allison, Jr., Chairman Robert A. Day Gerald J. Ford	•	nominates individuals to stand for election or re-election as directors	2
	•	considers recommendations by our stockholders of potential nominees for election as directors
	•	makes recommendations to our board concerning the structure of our board and board committees
	•	conducts annual board and committee evaluations
	•	maintains and makes recommendations to our board regarding our corporate governance guidelines
	•	oversees the form and amount of director compensation

Public Policy			Meetings
Committee Members	Functions of the Committee		in 2009

Stephen H. Siegele, Chairman Robert J. Allison, Jr. Charles C. Krulak Bobby Lee Lackey Dustan E. McCoy B. M. Rankin, Jr. J. Bennett Johnston* Gabrielle K. McDonald* J. Stapleton Roy* J. Taylor Wharton*	•	oversees our environmental policy and implementation programs	3
	•	oversees our compliance programs relating to our human rights, social, community and employment policies and practices
	•	oversees our governmental and community relations and information programs
	•	oversees our health and safety programs
	•	oversees our charitable and philanthropic contributions

*	Our board of directors has appointed each of Messrs. Johnston, Roy and Wharton and Ms. McDonald to serve as an advisory director effective June 9, 2010.

Corporate Personnel Committee Procedures

The corporate personnel committee has the sole authority to set annual compensation amounts and annual and long-term incentive plan criteria for executive officers, evaluate the performance of the executive officers, and make awards to executive officers under our stock incentive plans. The committee also reviews, approves and recommends to our board of directors any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to an executive officer. The committee oversees our assessment of whether our compensation practices are reasonably likely to expose our company to material risks. The committee annually recommends to the board the slate of officers for the company, periodically reviews the functions of our executive officers and makes recommendations to the board concerning those functions.

To the extent stock options or other equity awards are granted in a given year, the committee’s historical practice has been to grant such awards at its first meeting of that year, which is usually held in January or February. Each July, the board establishes a meeting schedule for itself and its committees for the next calendar year. Thus, the first meeting of each year is scheduled approximately six months in advance and is scheduled to fall within the window period following the release of the company’s earnings for the fourth quarter of the previous year. The committee has a written policy stating that it will approve all regular annual equity awards at its first or second meeting of each fiscal year, and that to the extent the committee approves any out-of-cycle awards at other times during the year, such awards will be made during an open window period during which our executive officers and directors are permitted to trade.

The terms of our stock incentive plans provide that the exercise price of each stock option cannot be less than the fair market value of a share of our common stock on the grant date. Pursuant to the committee’s policies, for purposes of our stock incentive plans, the fair market value of our common stock will be determined by reference to the closing sale price on the grant date. In addition, our stock incentive plans permit the committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934, as amended. Our current equity grant policy provides that each of the chairman of the board and the chief executive officer of the company has authority to make or modify grants to such employees, subject to the following conditions:

•	No grant may relate to more than 20,000 shares of common stock;

•	Such grants must be made during an open window period and must be approved in writing by such officer, the grant date being the date of such written approval or on a future date within an open window period;

•	The exercise price of any options granted may not be less than the fair market value of our common stock on the date of grant; and

•	The officer must report any such grants to the committee at its next meeting.

The committee engages an independent executive compensation consultant to advise the committee on matters related to executive compensation. Please refer to “Compensation Discussion and Analysis” for more information. In addition, the board has its own independent legal counsel, with whom the committee consults on an as needed basis.

Compensation Committee Interlocks and Insider Participation

The current members of our corporate personnel committee are Messrs. Allison, Graham, Krulak and Lackey. In 2009, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as one of our directors or on our corporate personnel committee.

Board’s Role in Oversight of Risk Management

The board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, the board of directors reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the company. In addition, as reflected in our principles of business conduct, our board seeks to establish a “tone at the top” communicating the board’s strong commitment to ethical behavior and compliance with the law.

The board believes that full and open communication between senior management and the board of directors is essential to effective risk oversight. Our chairman meets regularly with senior management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled board meetings where they conduct presentations to the board on various strategic matters involving our operations and are available to address any questions or concerns raised by the board on risk management-related or any other matters. Our board oversees the strategic direction of our company, and in doing so considers the potential rewards and risks of our company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

While the board is ultimately responsible for risk oversight at our company, our four board committees assist the board in fulfilling its oversight responsibilities with respect to certain areas of risk. As part of its responsibilities as set forth in its charter, the audit committee is responsible for reviewing and discussing with management and the company’s independent registered public accounting firm the company’s major financial risk exposures and the measures management has taken to monitor, control and minimize such risks, including the company’s risk assessment and risk management policies. The audit committee assists the board in fulfilling its oversight responsibilities by monitoring the effectiveness of the company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance and monitoring the company’s significant insurance programs. Our internal auditor and independent registered public accounting firm meet regularly in executive session with the audit committee. As part of its responsibilities as set forth in its charter, the corporate personnel committee is responsible for overseeing the company’s assessment of whether its compensation policies and practices are reasonably likely to expose the company to material risks and, in consultation with management, is also responsible for overseeing the company’s compliance with regulations governing executive compensation. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s board leadership structure and corporate governance matters. The public policy committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with our environmental policy and implementation programs, governmental and community relations and information programs, human rights, social, community and employment policies and practices, health and safety programs and charitable and philanthropic contributions. Each committee regularly reports on these matters to the full board.

Board and Committee Independence and Audit Committee Financial Experts

On the basis of information solicited from each director, and upon the advice and recommendation of the nominating and corporate governance committee, the board has affirmatively determined that each of Messrs. Allison, Day, Ford, Graham, Krulak, Lackey, Madonna, McCoy and Siegele has no material relationship with the company and is independent within the meaning of our corporate governance guidelines, which comply with the applicable NYSE listing standards and SEC rules. In making this determination, the nominating and corporate governance committee, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the committee considered the commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. The nominating and corporate governance committee recommended to the board that the nine directors named above be considered independent, which the board approved.

The board has determined that each of the members of the audit, corporate personnel, and nominating and corporate governance committees has no material relationship with the company and satisfies the independence criteria (including the enhanced criteria with respect to members of the audit committee) set forth in the applicable NYSE listing standards and SEC rules. In addition, the board has determined that each of the following members of the audit committee — Messrs. Day, Ford, Graham and Madonna — qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC.

Director Stock Ownership Guidelines

In 2006, the nominating and corporate governance committee adopted stock ownership guidelines applicable to our directors. Under the guidelines, each non-management director is encouraged to maintain ownership of company stock valued at five times his or her annual retainer, determined by reference to the one-year or five-year trailing average monthly stock price. Shares of common stock currently owned by the directors are counted for purposes of the stock ownership guidelines, as are shares held in individual retirement accounts, shares issuable upon the vesting of outstanding restricted stock units, shares issuable upon conversion of mandatory convertible preferred stock and shares held in certain trusts. As of December 31, 2009, all of our non-management directors had reached or exceeded their target ownership levels.

Consideration of Director Nominees

In evaluating nominees for membership on the board, the nominating and corporate governance committee applies the board membership criteria set forth in our corporate governance guidelines. Under these criteria, the committee will take into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a large publicly traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. In selecting nominees, the committee seeks to have a board that represents a diverse range of perspectives and experience relevant to our company. The committee will also evaluate each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their experience in these various areas.

Our nominating and corporate governance committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

As stated above, the nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 333 North Central Avenue, Phoenix, Arizona 85004. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual meeting of stockholders. Any nomination must be in writing and received by our corporate secretary at our principal executive office no later than February 9, 2011. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2011 annual meeting or 10 days following the public announcement of the date of the 2011 annual meeting. Any stockholder submitting a nomination under our by-law procedures must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to: Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 333 North Central Avenue, Phoenix, Arizona 85004.

Communications with the Board

Stockholders or other interested parties may communicate directly with one or more members of our board, or the non-management directors as a group, by writing to the director or directors at the following address: Freeport-McMoRan Copper & Gold Inc., Attn: Board of Directors or the name of the individual director or directors, 333 North Central Avenue, Phoenix, Arizona 85004. The company will forward the communication to the appropriate directors.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors as well as the skill-level required by the company to be an effective member of the board. The form and amount of director compensation is reviewed by the nominating and corporate governance committee, which makes recommendations to the full board.

Cash Compensation

Each non-management director receives an annual fee of $70,000. Committee chairs receive an additional annual fee as follows: audit committee, $20,000; corporate personnel committee, $15,000; and public policy committee and nominating and corporate governance committee, $10,000. Committee members, excluding the committee chairman, receive an additional annual fee as follows: audit committee, $10,000; corporate personnel committee, $7,500; and public policy committee and nominating and corporate governance committee, $5,000. Each non-management director receives a fee of $1,500 for attending each board and committee meeting (for which he or she is a member) and is reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Effective May 2009, management directors do not receive a fee for attending board meetings. The compensation of each of Messrs. Moffett and Adkerson is reflected in the “Summary Compensation Table” included in this proxy statement.

Equity-Based Compensation

Non-management directors and advisory directors receive equity-based compensation under our stock incentive plans. Each non-management director receives an annual grant of options to acquire 10,000 shares of our common stock and 2,000 restricted stock units. The options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. The restricted stock units also vest ratably over the first four anniversaries of the grant date. Each restricted stock unit entitles the director to receive one share of our common stock upon vesting. Dividend equivalents are accrued on the restricted stock units on the same basis as dividends are paid on our common stock and include market rate interest. The dividend equivalents are only paid upon vesting of the shares of our common stock. In addition, upon initial election to the board other than at an annual meeting, a director will receive a pro rata grant of options and restricted stock units. Since 2004, these equity awards have been made automatically pursuant to the 2004 Director Compensation Plan (2004 Plan). In June 2009, there were insufficient shares remaining available to grant these awards in full. Accordingly, on June 1, 2009, each non-management director was granted options to acquire 10,000 shares of common stock with an exercise price of $58.12 under the 2004 Plan, and on December 8, 2009, each non-management director was granted 2,000 restricted stock units under the proposed Amended and Restated 2006 Stock Incentive Plan, which awards are subject to approval of the Amended and Restated 2006 Stock Incentive Plan at the annual meeting. See “Proposal to Adopt the Amended and Restated 2006 Stock Incentive Plan” for more information.

The 2004 Plan provides that participants may elect to exchange all or a portion of their annual fee for an equivalent number of shares of our common stock on the payment date, based on the fair market value of our common stock on the date preceding the payment date. The 2004 Plan further provides that participants may elect to defer all or a portion of their annual fee and meeting fees, and that such deferred amounts will accrue interest at a rate equal to the prime commercial lending rate announced from time to time by JPMorgan Chase (compounded quarterly), and shall be paid out at such time or times as directed by the participant. See footnote (1) to the “Director Compensation” table for details regarding participation in this program by our directors.

Revised Retirement Plan for Current Non-Management Directors

In April 2008, we revised our retirement plan for non-management directors who reach age 65 and are entitled to a retirement benefit based on the annual director fees. We froze the benefit under this plan for our existing directors and terminated the plan for any future directors. Under the plan, as revised, an eligible current director is entitled to an annual benefit up to a maximum of $40,000 (the prior level of annual director fees), depending on the number of years the retiree served as a non-management director for us or our predecessors. The percentage of the maximum annual benefit, which is at least 50% but not greater than 100%, will depend on the number of years the retiree served as a non-management director for us or our predecessors. The benefit is payable from the date of retirement until the retiree’s death. Each eligible director who was also a director of Freeport-McMoRan Inc., our former parent, and who did not retire from that board of directors, will receive upon retirement from our board an additional annual benefit of $20,000, which is also payable from the date of retirement until the retiree’s death.

The chart below identifies the current non-management directors who would have been eligible to participate in the retirement plan as of December 31, 2009, and summarizes the projected benefit to each assuming the director had retired from our board of directors on such date:

	Percent of Annual Benefit
	(Maximum $40,000)	Eligible for
	to be Paid Annually	Additional
Name of Eligible Director	Following Retirement	$20,000 Benefit

Robert J. Allison, Jr.	80%	No
Robert A. Day	100%	Yes
Gerald J. Ford	100%	No
H. Devon Graham, Jr.	90%	No
J. Bennett Johnston	100%	No
Charles C. Krulak	50%	No
Bobby Lee Lackey	100%	Yes
Jon C. Madonna	50%	No
Gabrielle K. McDonald	100%	Yes
B. M. Rankin, Jr.	100%	No(1)
J. Stapleton Roy	80%	No
J. Taylor Wharton	100%	Yes

(1)	Mr. Rankin previously retired from the company’s former parent and is currently receiving the additional $20,000 retirement benefit from a successor entity.

Matching Gifts Program

Our foundation (the Foundation) administers a matching gifts program, which is available to our directors, officers, employees, full-time consultants and certain retirees. Under the program, the Foundation will match a participant’s gifts to eligible institutions, including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations and environmental organizations. The Foundation provides the gifts directly to the institution. For directors, the Foundation double matches the first $1,000 of donations per year per eligible institution. Donations above $1,000 are single matched. The annual amount of our matching gifts for any director may not exceed $40,000.

2009 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-management directors during 2009.

2009 Director Compensation

					Change in Pension
					Value and
					Nonqualified
	Fees Earned				Deferred
	or Paid		Stock	Option	Compensation	All Other
	in Cash		Awards	Awards	Earnings	Compensation
Name of Director	(1)		(2)(3)	(3)	(4)	(5)		Total

Robert J. Allison, Jr.	$115,000		$—	$326,200	$35,787	$41,876		$518,863
Robert A. Day	111,500		—	326,200	4,602	30,398		472,700
Gerald J. Ford	104,500		—	326,200	73,872	40,398		544,970
H. Devon Graham, Jr.	117,500		—	326,200	28,322	5,490		477,512
Charles C. Krulak	100,500		—	326,200	914	41,027		468,641
Bobby Lee Lackey	102,000		—	326,200	—	5,007		433,207
Jon C. Madonna	96,500		—	326,200	1,244	1,084		425,028
Dustan E. McCoy	85,500		—	326,200	16,576	613		428,889
B. M. Rankin, Jr.	88,500		—	326,200	—	852,776		1,267,476
Stephen H. Siegele	111,000		—	326,200	11,754	10,314		459,268
J. Bennett Johnston*	12,000	(6)	—	326,200	—	302,101		640,301
Gabrielle K. McDonald*	13,500	(6)	—	326,200	2,622	306,398		648,720
J. Stapleton Roy*	88,500		—	326,200	28,638	35,268	(7)	478,606
J. Taylor Wharton*	88,500		—	326,200	—	404,911		819,611

*	Our board of directors has appointed each of Messrs. Johnston, Roy and Wharton and Ms. McDonald to serve as an advisory director effective June 9, 2010.

(1)	In accordance with our 2004 Plan, (a) each of Messrs. Allison, Ford, Johnston and Siegele elected to receive an equivalent number of shares of our common stock in lieu of 100% of his annual fee, and Mr. Roy elected to receive an equivalent number of shares of our common stock in lieu of 50% of his annual fee; and (b) Mr. Johnston elected to defer 100% of his meeting fees and Mr. Roy elected to defer 50% of his annual fee and 100% of his meeting fees to be paid out in installments after separation from service. The amounts reflected in this column include the fees used to purchase shares of our common stock and fees deferred by the directors.

(2)	Each non-management director was granted 2,000 restricted stock units on December 8, 2009, which grants are subject to approval of the Amended and Restated 2006 Stock Incentive Plan at the annual meeting. For accounting purposes, the grants will not be deemed to have occurred until stockholder approval is obtained.

(3)	On June 1, 2009, each non-management director was granted options to purchase an aggregate 10,000 shares of our common stock. Amounts reflect the aggregate grant date fair value of the options. The options that were granted had a grant date fair value of $32.62 per option using the Black-Scholes option model. For information relating to the assumptions made by us in valuing the option awards made to our non-management directors in fiscal year 2009, refer to Notes 1 and 12 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

The following table sets forth the total number of outstanding restricted stock units (RSUs), stock options and stock appreciation rights (SARs) held by each non-management director as of December 31, 2009, not including the 2,000 restricted stock units granted on December 8, 2009, and subject to stockholder approval:

Name of Director	RSUs	Options	SARs(†)

Robert J. Allison, Jr.	7,000	69,400	—
Robert A. Day	3,000	100,000	26,224
Gerald J. Ford	3,000	100,000	26,224
H. Devon Graham, Jr.	8,000	47,500	—
Charles C. Krulak	3,500	35,000	—
Bobby Lee Lackey	3,500	35,000	—
Jon C. Madonna	3,500	35,000	—
Dustan E. McCoy	3,500	35,000	—
B. M. Rankin, Jr.	3,000	40,000	—
Stephen H. Siegele	3,000	40,000	—
J. Bennett Johnston	10,000	45,000	—
Gabrielle K. McDonald	3,000	47,500	4,917
J. Stapleton Roy	10,000	52,500	417
J. Taylor Wharton	7,500	72,500	8,195

(†) Reflects SARs awarded under our former director compensation program.

(4)	Amounts reflect the aggregate change in the actuarial present value of each director’s accumulated benefit under the revised retirement plan as calculated in accordance with Item 402 of Regulation S-K. The following directors had a negative change in the actuarial present value of the pension benefit as follows: Messrs. Johnston $(4,928), Lackey $(1,584), Rankin $(5,864) and Wharton $(1,584). A negative change in actuarial present value of the pension benefit occurred in 2009 due to changes in the discount rate and/or decreasing life expectancies when the director continues to provide services past the normal retirement date age of 65. As noted above, the director retirement plan has been terminated for any future directors.

(5)	Includes (a) the company’s match pursuant to the matching gifts program, (b) consulting fees received in connection with the consulting arrangements described under “Certain Transactions” below, (c) interest credited on dividend equivalents on unvested RSUs during 2009 and (d) the dollar value of life insurance premiums and the related tax reimbursement paid by the company pursuant to an arrangement assumed by the company in connection with its acquisition of Phelps Dodge Corporation as follows:

			Interest
			Credited	Life Insurance
	Matching	Consulting	on Dividend	Premium and
Name of Director	Gifts	Fees	Equivalents	Tax Paid

Robert J. Allison, Jr.	$40,000	—	$1,876	—
Robert A. Day	30,000	—	398	—
Gerald J. Ford	40,000	—	398	—
H. Devon Graham, Jr.	4,000	—	1,490	—
Charles C. Krulak	40,000	—	214	$813
Bobby Lee Lackey	4,600	—	407	—
Jon C. Madonna	—	—	214	870
Dustan E. McCoy	—	—	214	399
B. M. Rankin, Jr.	39,670	$812,708	398	—
Stephen H. Siegele	10,000	—	314	—
J. Bennett Johnston	—	300,000	2,101	—
Gabrielle K. McDonald	6,000	300,000	398	—
J. Stapleton Roy	33,000	—	2,268	—
J. Taylor Wharton	3,500	400,000	1,411	—

(6)	For Mr. Johnston and Ms. McDonald, the $75,000 annual fee for serving on our board and for serving as a member of our public policy committee is included in the consulting fees paid to each of Mr. Johnston and Ms. McDonald, which are reflected in the “All Other Compensation” column.

(7)	As described under “Certain Transactions,” Mr. Roy is Vice Chairman of Kissinger Associates, Inc., which received $200,000 in 2009 from FM Services Company (the Services Company), one of our wholly owned subsidiaries, for the provision of consulting services. Because these fees are not paid to Mr. Roy, we have not included them in this table.

Election of Directors

The terms of all of our directors expire at the 2010 annual meeting of stockholders. In accordance with our by-laws, our board of directors had previously fixed the number of directors at sixteen. In accordance with our by-laws, our board of directors has fixed the number of directors at twelve effective June 9, 2010. Upon the recommendation of our nominating and corporate governance committee, our board has nominated each of Messrs. Adkerson, Allison, Day, Ford, Graham, Krulak, Lackey, Madonna, McCoy, Moffett, Rankin and Siegele to serve a one-year term commencing at the 2010 annual meeting and continuing until the 2011 annual meeting or until their successors are duly elected and qualified. The persons named as proxies on the proxy card intend to vote your proxy for the election of each such director, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.

Under our by-laws, in uncontested elections, directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote, with the director nominees who receive the most votes being elected.

In an uncontested election, any nominee for director who has a majority of votes cast “withheld” from his or her election will be required to promptly tender his or her resignation to the board. The nominating and corporate governance committee will recommend to the board whether to accept or reject the tendered resignation. The board will act on the committee’s recommendation and publicly disclose its decision within 90 days from the date of the annual meeting of stockholders. Any director who tenders his or her resignation will not participate in the committee’s recommendation or the board action regarding whether to accept or reject the tendered resignation.

In addition, if each member of the nominating and corporate governance committee fails to be elected at the same election, the independent directors who were elected will appoint a committee to consider the tendered resignations and recommend to the board whether to accept or reject them. Any vacancies in the board may be filled by a majority of the directors then in office. Each director elected in this manner will hold office until his or her successor is elected and duly qualified.

Information About Director Nominees

The following table provides certain information as of April 13, 2010, with respect to each director nominee, including information regarding the person’s business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the board to determine that the person should be nominated at the 2010 annual meeting of stockholders to serve as a director of the company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

			Year First
		Principal Occupation, Business Experience, and	Elected a
Name of Director	Age	Other Directorships	Director

Richard C. Adkerson	63	Chief Executive Officer of the Company since December 2003. President of the Company since January 2008 and from April 1997 to March 2007. Chief Financial Officer of the Company from October 2000 to December 2003. Current Co-Chairman of the Board of McMoRan Exploration Co. (McMoRan). President and Chief Executive Officer of McMoRan from 1998 to 2004. Vice Chairman of Freeport-McMoRan Inc. from 1995 to 1997. Chairman, Chief Executive Officer & President of Stratus Properties Inc. from 1992 to 1998. Partner and Managing Director of Arthur Andersen & Co. from 1978 to 1989. Professional Accounting Fellow with the Securities and Exchange Commission and Presidential Exchange Executive from 1976 to 1978. Holds B.S. and M.B.A. in Accounting from Mississippi State University and completed Advanced Management Program at Harvard Business School.	2006

		Mr. Adkerson is an experienced business leader making him highly qualified to serve as a member of our board of directors. As President and Chief Executive Officer, he is responsible for the executive management of our company. He has demonstrated exceptional leadership abilities in developing and executing a financial strategy that has benefited our stockholders, and in building an operational, financial and administrative organization that efficiently supports our business. Mr. Adkerson is recognized as a mining industry leader, currently serving as Chairman of the International Council on Mining and Metals and on the Executive Board of the International Copper Association.

Robert J. Allison, Jr.	71	Director and Chairman Emeritus of Anadarko Petroleum Corporation. Chairman of the Board of Anadarko Petroleum Corporation from 1986 to 2005. President and Chief Executive Officer of Anadarko Petroleum Corporation from 1979 to 2002 and March 2003 to December 2003. Holds B.S. in Petroleum Engineering from The University of Kansas.	2001

		Mr. Allison’s experience serving as the former President and Chief Executive Officer and Chairman of the Board of one of the largest independent oil and gas exploration and production companies in the world provides him with a wealth of knowledge in dealing with operational, strategic, financial, regulatory and international matters at the board level. His business and board experience make him highly qualified to serve as the chairman of our nominating and corporate governance committee.

			Year First
		Principal Occupation, Business Experience, and	Elected a
Name of Director	Age	Other Directorships	Director

Robert A. Day	66	Chairman of the Board, Chief Executive Officer and founder of Trust Company of the West, an investment management company and one of the largest independent trust companies in the U.S. Chairman of the Board of TCW Group, a registered investment management company. Chairman of Oakmont Corporation, a registered investment advisor. Chairman, President and Chief Executive Officer of W. M. Keck Foundation, a national philanthropic organization. Holds B.S. in Economics from Claremont McKenna College. Current director of McMoRan. Former director of Fisher Scientific International, Syntroleum Corp. and Société Générale.	1995

		Mr. Day is an experienced entrepreneur and financial leader with the skills necessary to serve on our board of directors and to lead our audit committee. With his extensive experience in the financial services industry, Mr. Day is well-versed in accounting principles and financial reporting rules and regulations, and is equipped to evaluate financial results and generally oversee the financial reporting process of a large corporation. Mr. Day brings significant business and finance experience to our board and provides insight into strategies and solutions to address an increasingly complex business environment.

Gerald J. Ford	65	Chairman of the Board of Diamond-A Ford Corp. from 1994 to present. General Partner of Ford Financial Fund, L.P., a private equity firm, from January 2010 to present. Chairman of the Board and Chief Executive Officer of Golden State Bancorp, Inc. and its wholly owned subsidiary, California Federal Bank, a Federal Savings Bank, from 1998 through its 2002 merger with Citigroup Inc. Chief Executive Officer of First Acceptance Corporation from 1994 to 2002. Holds B.A. in Economics and J.D. from Southern Methodist University. Current director of McMoRan, First Acceptance Corporation, Hilltop Holdings Inc. and Scientific Games Corporation. Former director of Liberté Investors, Inc., Americredit Corp., and Affordable Residential Communities.	2000

		Mr. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. His extensive banking industry experience and educational background provide him with significant knowledge in dealing with financial, accounting and regulatory matters, making him a valuable member of our board of directors. In addition, his service on the board of directors and audit and corporate governance committees of a variety of public companies gives him a deep understanding of the role of the board.

			Year First
		Principal Occupation, Business Experience, and	Elected a
Name of Director	Age	Other Directorships	Director

H. Devon Graham, Jr.	75	President of R. E. Smith Interests, an asset management company, from 1997 to present. U.S. Regional Managing Partner, Arthur Andersen & Co. from 1985 to 1997. Chairman of the Board of Partners of Arthur Andersen & Co. from 1984 to 1986. Holds B.S. in Accounting from Mississippi State University. Current director of McMoRan.	2000

		Mr. Graham’s 41-year career in public accounting with an international accounting firm, where he served in various leadership positions, including Chairman of the Board of Partners, member of the Worldwide Executive Committee, U.S. Regional Managing Partner, member of the U.S. Leadership Committee and Chairman of the Industry Steering Committee, make him a valuable member of our board of directors. In addition, his prior management experiences provide him with the necessary skills to lead our corporate personnel committee.

Charles C. Krulak	68	Former Commandant, United States Marine Corps, the Marine Corps’ highest-ranking officer. Retired from United States Marine Corps in 1999 after serving 35 years. Executive Vice Chairman and Head of Mergers and Acquisitions of MBNA Corp., a financial services company, from March 2004 to June 2005. Chief Executive Officer of MBNA Europe from January 2001 to March 2004, and Senior Vice Chairman of MBNA America from 1999 to 2001. Holds B.S. in Engineering from U.S. Naval Academy and M.S. in Labor Relations from George Washington University. Current director of Union Pacific Corporation and the Aston Villa Football Club, U.K. Former director of ConocoPhillips and Phelps Dodge Corporation.	2007

		As a retired Commandant of the United States Marine Corps, General Krulak brings a unique perspective to our board. His successful record of leadership and military service makes him highly suited to understand and oversee the complex managerial, strategic and international considerations addressed by our board. General Krulak’s service on the boards of other public companies allows him to provide our board with a variety of insights.

Bobby Lee Lackey	72	Consultant. President and Chief Executive Officer of McManus-Wyatt-Hidalgo Produce Marketing Co., shipper of fruits and vegetables from 1998 to 2000. Chairman of the Board and Chief Executive Officer of McManus Produce Co., Inc., McManus Cotton Gin, Inc. and McManus Ice Co., Inc. from 1968 to 1998. Former President of Texas Citrus and Vegetable Growers & Shippers Association. Attended The University of Texas at Austin.	1995

		Mr. Lackey’s 40-year career in the agricultural business where he served in various leadership positions, including President and Chief Executive Officer, makes him a valuable member of our board of directors. This experience provides him with a broad understanding of the operational, financial and strategic issues facing our company.

			Year First
		Principal Occupation, Business Experience, and	Elected a
Name of Director	Age	Other Directorships	Director

Jon C. Madonna	66	Retired Chairman and Chief Executive Officer of KPMG, an international accounting and consulting firm. Retired from KPMG in 1996 having held numerous senior leadership positions throughout his 28-year career. Chairman of DigitalThink, Inc. from April 2002 to May 2004 and Chief Executive Officer of DigitalThink, Inc. from 2001 to 2002. President and Chief Executive Officer of Carlson Wagonlit Corporate Travel, Inc. from 1999 to 2000 and Vice Chairman of Travelers Group, Inc. from 1997 to 1998. Holds B.S. in Accounting from The University of San Francisco. Current director of AT&T Inc. and Tidewater Inc. Former director of Albertson’s, Inc., Visa Inc., Jazz Technologies, Inc. and Phelps Dodge Corporation.	2007

		Mr. Madonna’s long career in public accounting with an international accounting firm and his service as an executive and a director for several publicly traded companies provides him with extensive experience in dealing with financial, accounting and regulatory matters at the board level and gives him a deep understanding of the role of the board and expectations of our directors. In addition, his service on the audit and nominating committees of public companies in a variety of industries positions him well to serve as a member of our audit committee and to provide insights into strategies and solutions to address the challenges of our business.

Dustan E. McCoy	60	Chairman and Chief Executive Officer since December 2005 of Brunswick Corporation, a leading, publicly traded, global manufacturer and marketer of recreation products including marine engines, boats, fitness equipment and bowling and billiards equipment. President of the Brunswick Boat Group from 2000 until 2005. Joined Brunswick in 1999 as Vice President, General Counsel and Corporate Secretary. Prior to joining Brunswick, served as Executive Vice President for Witco Corporation, a publicly traded specialty chemical products company, with operating responsibility for a variety of global businesses and functions and served as Senior Vice President, General Counsel and Corporate Secretary. Holds B.S. in Political Science from Eastern Kentucky University and J.D. in Law from Salmon P. Chase College of Law. Current director of Louisiana-Pacific Corporation. Former director of Phelps Dodge Corporation.	2007

		Mr. McCoy’s experience serving as Chairman and Chief Executive Officer of a large, global publicly traded company provides him with a broad understanding of the operational, financial and strategic issues facing our company. In addition, his experience and qualifications as a general counsel enable him to provide insight in addressing legal and regulatory matters.

			Year First
		Principal Occupation, Business Experience, and	Elected a
Name of Director	Age	Other Directorships	Director

James R. Moffett	71	Chairman of the Board of the Company from 1992 to present. Chief Executive Officer of the Company from 1995 to 2003. Co-Chairman of the Board of McMoRan. Received Horatio Alger Association of Distinguished Americans Award in 1990. Received Norman Vincent Peale Award in 2000 for exceptional humanitarian contributions to society. Holds B.S. with special honors in Geology from The University of Texas at Austin and M.S. in Geology from Tulane University.	1992

		Mr. Moffett, one of the founders of our company, has extensive expertise as a practicing geologist and with respect to our business operations, making him uniquely qualified to lead our board. In 1969, he and two associates founded McMoRan Oil & Gas Co., which developed into one of America’s leading independent oil and gas companies. In 1981, Mr. Moffett led the effort to merge McMoRan Oil & Gas Co. and Freeport Minerals Company. The merger resulted in the establishment of a new company, Freeport-McMoRan Inc., our former parent company, which became one of the world’s leading natural resource companies of which he served as Chairman and Chief Executive Officer from 1984 until 1997 when it was acquired. Through his leadership and skill as a geologist, Mr. Moffett has guided our growth through significant discoveries of metal reserves and the development of our mines, milling facilities and infrastructure. As executive chairman, he continues to further our business strategy by applying his exceptional talents and experience as a geologist. He directs our global exploration programs and continues to be instrumental in fostering our relationship with the government of Indonesia, the location of our Grasberg mine.

			Year First
		Principal Occupation, Business Experience, and	Elected a
Name of Director	Age	Other Directorships	Director

B. M. Rankin, Jr.	80	Private investor. Vice Chairman of the Board of the Company from 2001 to present. Current Vice Chairman of the Board of McMoRan. Chairman of U.S. Oil and Gas Association from 2008 to 2010. McCombs School of Business, The University of Texas at Austin Hall of Fame, 2006. Hunt Oil Company 1955 to 1967. Holds B.B.A. from The University of Texas at Austin. Former director of Texas Mid-Continent Oil and Gas Association.	1995

		Mr. Rankin is one of the founders of our company and has more than 50 years of experience in the natural resources industry. In 1969, along with Mr. Moffett and another associate, he founded McMoRan Oil & Gas Co., which developed into one of America’s leading independent oil and gas companies. In 1981, McMoRan Oil & Gas Co. and Freeport Minerals Company merged, resulting in the establishment of one of the world’s leading natural resource companies, Freeport-McMoRan Inc., our former parent company. As a founder, he has a comprehensive understanding of our company and its management, operations and financial requirements. With his detailed knowledge of our business and his perspectives regarding strategic and operational opportunities and challenges facing us, he continues to provide valuable insight to our board of directors.

Stephen H. Siegele	50	Private investor. Founder and Chief Executive of Advanced Delivery & Chemical Systems, Inc. (ADCS), a worldwide leader in advanced chemicals and delivery hardware serving markets in Asia, Europe and the U.S., from 1988 to 1997. In 1997, ADCS merged with Advanced Technology Materials, Inc., a public company, where Mr. Siegele became a divisional president and Vice Chairman of the Board of Directors until his retirement in 2000. He then founded Fluorine On Call, Ltd., a private company that designs and manufactures high purity fluorine generators. Mr. Siegele retired from Fluorine On Call, Ltd. in April 2006. Holds B.S. in Chemical Engineering from the University of Wisconsin-Madison, and is an inventor of numerous U.S. patents.	2006

		Mr. Siegele has extensive experience as an entrepreneur and inventor within the semiconductor, microelectronics and chemical industries, and as a director and senior manager of public and private companies. These experiences provide him with a strong background in addressing the strategic, operational, financial and technical matters presented to our board, and make him highly qualified to serve as chairman of our public policy committee.

Stock Ownership of Directors and Executive Officers

We believe that it is important for our directors and executive officers to align their interests with the long-term interests of stockholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers.

Except as otherwise indicated below, this table shows the amount of our common stock each of our directors and named executive officers beneficially owned as of the record date, April 13, 2010. Unless otherwise indicated, (a) the persons shown below do not beneficially own any of our preferred stock, and (b) all shares shown are held with sole voting and investment power.

		Number of
	Number of	Shares Subject	Total Number
	Shares Not	to Exercisable	of Shares	Percent
	Subject to	Options and	Beneficially	of
Name of Beneficial Owner	Options	Vesting of RSUs(1)	Owned(2)	Class(3)

Richard C. Adkerson(4)	913,165	1,500,000	2,413,165	*
Robert J. Allison, Jr.(5)	65,553	59,900	125,453	*
Michael J. Arnold(6)	66,882	348,750	415,632	*
Robert A. Day(7)	633,000	86,500	719,500	*
Gerald J. Ford	23,291	86,500	109,791	*
H. Devon Graham, Jr.	4,000	39,000	43,000	*
J. Bennett Johnston	65,647	38,500	104,147	*
Charles C. Krulak	1,750	20,250	22,000	*
Bobby Lee Lackey	6,921	22,000	28,921	*
Jon C. Madonna	5,090	20,250	25,340	*
Dustan E. McCoy	1,750	20,250	22,000	*
Gabrielle K. McDonald	9,513	34,000	43,513	*
James R. Moffett(8)	1,609,078	750,000	2,359,078	*
Kathleen L. Quirk	92,939	643,250	736,189	*
B. M. Rankin, Jr.(9)	486,500	26,500	513,000	*
J. Stapleton Roy	21,941	46,000	67,941	*
Stephen H. Siegele(10)	108,583	23,500	132,083	*
J. Taylor Wharton(11)	45,734	63,500	109,234	*
Directors, named executive officers and executive officers as a group (18 persons)	4,161,337	3,828,650	7,989,987	1.8%

*	Ownership is less than 1%

(1)	Reflects our common stock that could be acquired within sixty days of the record date upon the exercise of options, the vesting of RSUs granted pursuant to our stock incentive plans and the termination of deferrals on previously vested RSUs.

(2)	In addition to the RSUs included in “Number of Shares Subject to Exercisable Options and Vesting of RSUs,” each beneficial owner holds the following unvested RSUs, which are not included in the table above:

Name of Beneficial Owner	Number of RSUs (1)

Richard C. Adkerson	352,897
Robert J. Allison, Jr.	3,500
Michael J. Arnold	34,050
Robert A. Day	3,500
Gerald J. Ford	3,500
H. Devon Graham, Jr.	3,500
J. Bennett Johnston	3,500
Charles C. Krulak	3,750
Bobby Lee Lackey	3,500
Jon C. Madonna	3,750
Dustan E. McCoy	3,750
Gabrielle K. McDonald	3,500
James R. Moffett	138,079
Kathleen L. Quirk	71,105
B. M. Rankin, Jr.	3,500
J. Stapleton Roy	3,500
Stephen H. Siegele	4,000
J. Taylor Wharton	3,500

(1) Includes the 2,000 common stock restricted stock units received by non-management directors in December 2009, subject to stockholder approval of the Amended and Restated 2006 Stock Incentive Plan at the annual meeting.

For more information regarding the RSUs, see the sections titled “Director Compensation,” “Compensation Discussion and Analysis” and “Executive Officer Compensation — Grants of Plan Based Awards.”

(3)	Based on 431,576,428 shares of our common stock outstanding as of April 13, 2010.

(4)	Includes 8,248 shares of our common stock held in his individual retirement account (IRA). Mr. Adkerson has entered into a forward sale contract with a securities broker pursuant to which he agreed to sell up to 250,000 shares of common stock on August 6, 2011, with the exact number of shares to be delivered on the maturity date determined by the closing price on such date. Mr. Adkerson may elect to settle the contract in cash and retain ownership of the shares. Mr. Adkerson has pledged 250,000 shares to secure his obligations under this contract but continues to hold beneficial ownership and voting power with respect to the 250,000 shares. In addition, Mr. Adkerson has pledged 434,691 shares of our common stock to secure a line of credit.

(5)	Includes 29,622 shares of our common stock held by Mr. Allison through a Grantor Retained Annuity Trust (GRAT) and 29,622 shares of our common stock held by Mr. Allison’s spouse through a GRAT.

(6)	Includes 2,459 shares of our common stock held in our Employee Capital Accumulation Program (ECAP).

(7)	Includes 21,000 shares of our common stock held by his spouse, as to which he disclaims beneficial ownership.

(8)	Includes (a) 1,575,441 shares of our common stock held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power, (b) 26,085 shares of our common stock held in our ECAP and (c) 7,552 shares of our common stock held by his spouse, as to which he disclaims beneficial ownership. The limited liability company through which Mr. Moffett owns his shares has entered into four forward sale contracts with a securities broker pursuant to which the limited liability company agreed to sell: (a) 300,000 shares of common stock on September 5, 2012, 85,799 shares of common stock on March 15, 2013, and 150,000 shares of common stock on November 3, 2014, with the sale price to be determined and paid on the respective maturity dates, and (b) up to 750,000 shares on November 3, 2014 with exact number of shares to be delivered on the maturity date determined by the closing price on such date, and in exchange for which the limited liability company received a payment upon execution of the contract. Under all four contracts, the limited liability company may elect to settle the contract in cash and retain ownership of the shares. The limited liability company has pledged a total of 1,285,799 shares in part to secure its obligations under these contracts but continues to hold beneficial ownership, voting power and the right to receive quarterly dividend payments of up to $0.3125 per share with respect to 385,799 of the shares.

(9)	Of the shares shown, 450,000 are held by a limited partnership in which Mr. Rankin is the sole shareholder of the sole general partner. The limited partnership through which Mr. Rankin owns his shares has entered into two contracts with a securities broker pursuant to which the limited partnership agreed to sell shares of our common stock, which contracts are described as follows: (a) a prepaid forward sale contract relating to 200,000 shares pursuant to which the limited partnership received a payment upon execution of the agreement, and the exact number of shares to be delivered on the settlement date, August 11, 2010, will be determined by the closing price on such date, and (b) a range forward sale contract pursuant to which the limited partnership agreed to sell 100,000 shares on March 3, 2011, with the sale price to be determined and paid on the maturity date, and under which the limited partnership may elect to settle the contract in cash and retain ownership of the shares. The limited partnership has pledged a total of 300,000 shares to secure its obligations under these contracts but continues to hold beneficial ownership, voting power and the right to receive quarterly dividend payments of up to $0.15 per share with respect to 100,000 shares and quarterly contractual dividend payments of $0.25 subject to certain broker adjustments with respect to 200,000 shares.

(10)	Includes 41,148 shares issuable upon conversion of 30,000 shares of our 6 3/4% Mandatory Convertible Preferred Stock.

(11)	Includes (a) 26,937 shares of our common stock held by Mr. Wharton’s spouse, (b) 160 shares of our common stock held in an IRA for Mr. Wharton’s spouse, (c) 420 shares of our common stock held in his IRA, and (d) 5,089 shares of our common stock held by Mr. Wharton as custodian for his daughter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2009, and written representations from certain reporting persons that no Forms 5 were required, we believe that all required reports were timely filed.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, this table shows the owner of more than 5% of our outstanding common stock as of December 31, 2009. Unless otherwise indicated, all information is presented as of December 31, 2009, and all shares beneficially owned are held with sole voting and investment power.

		Percent of
	Number of Shares	Outstanding
Name and Address of Beneficial Owner	Beneficially Owned	Shares(1)

BlackRock, Inc.	32,706,404 (2)	7.6%
40 East 52nd Street New York, NY 10022

(1)	Based on 430,151,500 shares of our common stock outstanding as of December 31, 2009.

(2)	Based on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries identified therein.

Executive Officer Compensation

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation philosophy and objectives, as well as the analysis that we performed in setting executive compensation. It discusses the corporate personnel committee’s (the committee) determination of how and why, in addition to what, compensation actions were taken for the executive officers who are identified in the “Summary Compensation Table” below (the named executive officers).

The committee determines the compensation of our executive officers and administers our annual incentive and stock incentive plans. Our company’s executive compensation philosophy is to:

•	pay for performance by emphasizing performance-based compensation that balances rewards for both short- and long-term results and provides our executives with high reward opportunities for high corporate performance,

•	tie compensation to the interests of stockholders, and

•	provide a competitive level of compensation that will attract and retain talented executives.

Redesign of Executive Compensation Program

Throughout 2008 and continuing into 2009, the committee worked extensively with its executive compensation consultant, to evaluate our executive compensation program in light of internal and external developments. Our acquisition of Phelps Dodge in March 2007 expanded our company in scope and size and transformed our company into a global leader in the copper industry. The committee recognized that the company’s increased production capabilities following the transaction could result in significantly larger funding pools under our annual incentive plan, or AIP. In addition to these internal changes, the weak global economic conditions and the sharp decline in commodity prices during the second half of 2008 caused us to undertake a series of actions designed to be responsive to the weak economic environment while preserving resources and growth opportunities for the longer term. These actions included reductions in capital spending, adjustments to our operating plans to reduce production of high cost volumes, revisions to our financial policy to conserve cash and protect liquidity, and other significant cost cutting measures.

In response to these internal and external developments, during 2008 and early 2009 the committee took the following actions in restructuring the company’s executive compensation program:

•	Proposed a redesigned annual incentive plan, which was approved by our stockholders in 2009. See “Annual Incentive Awards” for more information.

•	Eliminated the elective restricted stock unit program, which permitted our executive officers and other employees to elect to receive restricted stock units at a 50% premium in lieu of some or all of their annual cash incentive award.

•	Revised our option grant policy for executives to provide annual grants rather than grants once every three years.

•	Terminated our long-term performance incentive plan.

•	Adopted a policy pursuant to which the company will no longer provide excise tax gross-up protections in change of control arrangements adopted, renewed or extended after December 2, 2008.

•	Revised our executive perquisite program to eliminate all tax gross-ups on perquisites and all club dues.

2009 Company Performance Highlights

We are one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production, with a portfolio of assets located in geographically diverse regions of the world. As noted above, the dramatic decline in commodity prices in late 2008 and the deterioration of the economic and credit environment limited our ability to invest in growth projects and required us to make adjustments to our near-term plans in late 2008 and early 2009. Management responded promptly and decisively to offset the impact of low copper and molybdenum prices, to strengthen our financial position and to preserve our future growth options. As a result, we were able to achieve extraordinary operational and financial accomplishments during 2009, including the following:

➢	Successful implementation of our revised operating plans under volatile conditions

➢	Sales for both copper and gold exceeded targets

o	4.1 billion pounds of copper (target: 3.9 billion pounds)

o	2.6 million ounces of gold (target: 2.2 million ounces)

➢	Positive safety performance — total reportable rate more than 30% below target

➢	Significant reductions in our cost structure, particularly in North America where unit site production and delivery costs were reduced by 34% from 2008 ($1.25 per pound of copper for 2009 versus $1.88 per pound of copper for 2008)

➢	Positive exploration results resulting in net reserve additions on a consolidated basis of

o	6.3 billion pounds of copper replacing approximately 150% of 2009 copper production

o	164 million pounds of molybdenum replacing approximately 300% of 2009 molybdenum production

➢	Successful start-up of Tenke Fungurume operations

o	Achieved design production rates for copper; continued to address start up of cobalt production

o	Based on the 10-year average of current design operations, the initial phase will produce aggregate annual metal of 250 million pounds of copper and 18 million pounds of cobalt

➢	Effective management of challenging security issues at PT Freeport Indonesia’s operations

➢	Maintenance of future growth opportunities

o	North America — positioned to initiate restart activities at curtailed operations as market conditions improve; continued exploration and studies for future expansion at North American sites; acquired Twin Buttes to enhance options in the Sierrita district; maintained Climax primary molybdenum development opportunity to resume construction rapidly as market conditions warrant

o	South America — resumed construction activities for development of a large sulfide ore deposit at El Abra; commenced project to optimize throughput at the existing Cerro Verde concentrator operations; continued studies for major mill projects at Cerro Verde and El Abra

o	Indonesia — continued development of the large-scale, high-grade underground ore bodies at Grasberg

o	Africa — continued exploration activities for long range planning; initiated feasibility study for second phase expansion

➢	Strong stock performance

o	229% increase in common stock price

o	Top performing metal & mining company and top ten performer in S&P 500

➢	Enhanced financial and liquidity position

o	Repaid $1 billion in debt during the year

o	Successfully completed $750 million public offering of common stock in the first quarter of 2009

➢	Reinstatement of annual cash dividends to stockholders at $0.60 per share

Compensation Philosophy and Processes

Role of Advisors.  Since 2004, the committee has required that its compensation consultant be independent of the company’s management. From August 2007 until February 2010, the committee retained Towers Perrin (now Towers Watson) as its executive compensation consultant. As a condition of its engagement, Towers Perrin agreed that it would not provide any services to the company’s management. During 2008 and 2009, Towers Perrin provided information and advice regarding the restructuring of the company’s executive compensation program as discussed above. In early 2010, the principal individual that has provided executive compensation consulting services to the committee for the last three years departed from Towers Watson and formed a new firm, Pay Governance LLC. The committee elected to engage Pay Governance as its new independent executive compensation consultant in February 2010. Consistent with the committee’s longstanding policy, Pay Governance will not provide any services to the company’s management.

The committee also consults with our executive chairman and our chief executive officer regarding compensation decisions affecting our other executive officers.

Executive Chairman and Chief Executive Officer.  We recognize that the level of compensation paid to our chairman and our chief executive officer is significantly greater than that paid to our other executive officers. The compensation levels of Messrs. Moffett and Adkerson reflect our view that their management of the organization provides the basis for the company to achieve success and reflects the value that we place on the quality of their leadership and capabilities. This disparity also has some basis in seniority. Messrs. Moffett and Adkerson each impart extraordinary value to our company, each bringing to their “partnership” a set of complementary skills. We believe their respective compensation arrangements recognize those skills and their contributions to the success of our company.

Mr. Moffett has been at the helm of our company since its formation and has guided our growth through significant discoveries of metal reserves using his skill as a geologist. He also led the development of our Grasberg mine, milling facilities and infrastructure. As executive chairman, Mr. Moffett continues to further our business strategy by applying his exceptional talents, which has created substantial value for our company. He directs our global exploration programs and also continues to be instrumental in fostering our relationship with the government of Indonesia, the location of our Grasberg mine.

Mr. Adkerson, as president and chief executive officer, is responsible for the executive management of our company. Mr. Adkerson has demonstrated outstanding leadership abilities in developing and executing a business and financial strategy that is positive for our stockholders, and in building an operational, financial and administrative organization that efficiently supports our business through various economic cycles. Mr. Adkerson has provided strong leadership and sound judgment in our efforts to respond aggressively to economic circumstances.

Setting Compensation Levels.  Although objective criteria are reviewed, the committee does not apply “hard metrics” to decisions regarding executive compensation. We have a small group of executive officers, and the committee’s decisions regarding salary levels and grant amounts (in the form of equity awards and percentage allocations under the annual incentive plan) reflect the committee’s views as to the broad scope of responsibilities of our executive officers and the committee’s subjective assessment of their individual impact on the company’s overall success.

Stock Ownership.  We believe that it is important for our executive officers to align their interests with the long-term interests of our stockholders. With that philosophy in mind, we have structured our current and past compensation programs to ensure that a portion of our executive officers’ compensation is delivered in a form of equity, such as stock options and restricted stock units. Under our redesigned executive compensation program, our executive officers will receive annual grants of stock options and/or restricted stock units, and our new annual incentive plan requires that award amounts in excess of four times an executive’s base salary must be paid in an equivalent number of restricted stock units.

In 2006, the committee adopted stock ownership guidelines applicable to our executive officers. For purposes of the guidelines, the stock value is calculated annually, determined by reference to either the one-year or five-year trailing average monthly stock price. Shares of common stock currently owned by the executive officers are counted for purposes of the stock ownership guidelines, as are shares held in employee benefit plans, individual retirement accounts, shares issuable upon the vesting of outstanding restricted stock units, shares issuable upon conversion of mandatory convertible preferred stock and shares held in certain trusts. Under the guidelines, each of Messrs. Moffett and Adkerson is required to maintain ownership of company stock valued at five times his base salary, and our other executive officers are required to maintain ownership of company stock valued at three times their base salaries. As of December 31, 2009, all of our executive officers had exceeded their target ownership level. In particular, Mr. Moffett owned shares valued at 36 times his base salary (approximately seven times his target ownership level) and Mr. Adkerson owned shares valued at 29 times his base salary (approximately six times his target ownership level). These levels reflect their individual commitments to aligning their interests with those of the stockholders and provide an incentive to maximize the value of our stock over the long term. For more information regarding the current stock holdings of our executive officers, please see “Stock Ownership of Directors and Executive Officers.”

Consideration of Stock Option Exercises and RSU Vestings.  The committee does not factor into its decisions regarding executive compensation the gains received by our executive officers in connection with the vesting of restricted stock units or the exercise of stock options. The value an executive receives from a stock option exercise is directly related to the appreciation in value of our common stock, which in turn we believe is directly affected by the efforts of our executive officers in managing our company. In addition, many of the restricted stock units received by our executive officers, in particular Mr. Adkerson, were voluntarily received in lieu of cash compensation previously earned under our annual bonus plan in connection with our former elective restricted stock program. Because the executives undertook a risk when electing to participate in the program, we believe it would be inappropriate to allow the value of the award at vesting to affect future compensation decisions. Although the elective restricted stock program has been discontinued, our new annual incentive plan requires that a portion of each executive’s annual bonus be paid in restricted stock units that will continue to be subject to a performance condition for three years. Further, a key purpose behind granting equity awards to executives is to provide an incentive for them to increase stockholder value over time. Accordingly, the committee has not taken realized option gains into account when making decisions regarding future compensation, nor did it revise its compensation or grant practices during years when our executives did not exercise any stock options.

Overview of Principal Components of Executive Compensation

The principal components of executive officer compensation for 2009 were base salaries, annual incentive awards, and long-term incentive awards, the sum of which are viewed by the committee as the executives’ “total direct compensation.” In addition, we also provide our executives with certain personal benefits and perquisites, as well as post-employment compensation, which the committee considers separately from total direct compensation and which are further described below.

Principal Components of
Compensation	Summary and Purpose of the Component

Base Salaries	Base salaries provide fixed compensation to our executives. Each executive officer’s base salary is based on his or her level of responsibility. Pursuant to their employment agreements, the base salary of Mr. Moffett is contractually set through December 31, 2010, and the base salaries of Mr. Adkerson and Ms. Quirk are contractually set through January 1, 2012.

Annual Incentive Awards	Annual cash incentives payable under our annual incentive plan (AIP) are a variable component of compensation designed to reward our executives for maximizing annual operating performance, including safety performance. The aggregate plan funding amount for the annual cash awards is based on our net cash provided by operating activities, which we believe is a significant measure of our company’s success.

Principal Components of
Compensation	Summary and Purpose of the Component

Long-Term Incentive Awards	Long-term incentives are also a variable component of compensation intended to reward our executives for the company’s success in achieving sustained, long-term profitability and increases in stock value. We provide long-term incentive awards in the form of performance-based restricted stock units and stock options, which provide a focus on stock price performance and encourage executive ownership of our stock.

After reviewing the Company’s significant compensation programs, management and the committee believe that the risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on the company. In reaching this conclusion, we have taken into account the purpose and structure of these programs and the following design elements of our compensation programs and policies: our balance of annual and long-term compensation elements at the executive and management levels; our use of operating cash flow as a performance metric for executives and management level employees, which we believe accurately reflects our performance; the multi-year vesting of equity awards that promotes focus on the long-term operational and financial performance of our company, and bonus arrangements for most employees that are not guaranteed and are ultimately at the discretion of either the committee (for our executive officers and senior management) or senior management (for other employees). These features, as well as the stock ownership requirements for our executive officers, result in a compensation program that aligns our executives’ interests with those of our stockholders and does not promote excessive risk-taking on the part of our executives or other employees.

The following is an explanation of each principal component of our executive compensation program. The discussion includes both a description of the committee’s compensation decisions for 2009 and, where applicable, a description of changes made during 2009.

Base Salaries

Our philosophy is that base salaries should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Actual individual salary amounts reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, work experience and the individual’s historical salary level. Our goal is to allocate more compensation to the performance-dependent elements of the total compensation package, and we do not routinely provide base salary increases. Consequently, we have not increased the base salaries of our executive officers since May 2007, when increases to the base salaries of certain executive officers were approved to address the increased responsibilities of these executives following our acquisition of Phelps Dodge. The base salaries of Messrs. Moffett and Adkerson and Ms. Quirk are contractually set pursuant to their employment agreements.

Annual Incentive Awards

Our annual incentive plan, or AIP, is designed to provide performance-based awards to our executive officers, each of whose performance has a significant impact on our financial stability, profitability and future growth. The AIP in effect for 2009 was approved by our stockholders in 2005. We acquired Phelps Dodge in 2007, which resulted in additional operating cash flow for our company. Following the acquisition, the committee re-evaluated the design of the AIP in light of our substantial growth, and concluded that the overall design of the AIP is appropriate for the following reasons:

•	its design supports the entrepreneurial spirit of the organization;

•	its focus on operating cash flow, the underlying metric of the plan, reflects our goal to maximize cash flows and long-term values for our stockholders; and

•	our view that the variability of cash flows associated with changes in commodity prices, changes in production volumes, cost management and other changes in business conditions closely aligns management and stockholder interests.

The committee recognized, however, that the design could generate large funding pools and corresponding large payouts to our executives because of the company’s increased production capabilities, especially during years when commodity prices are high, as was the case in 2007. To address these concerns, the committee, working with its compensation consultant, proposed a new annual incentive plan, which was approved by our stockholders in 2009 and which will be effective for fiscal year 2010 and beyond. The new plan is summarized below.

New 2009 Annual Incentive Plan.  A key objective of restructuring the executive compensation program, including revising the AIP, was to establish compensation opportunities that reflect the performance of the business, which may vary significantly from year to year, and that are consistent with observed market pay levels. In developing the new AIP, the committee retained the use of operating cash flow as the financial measure used to fund the AIP pool, but revised the definition to specifically exclude working capital changes. This decision reflects our belief that operating cash flow is a meaningful indicator of overall company performance. In establishing the funding level for the restructured AIP, the committee considered the reported 25th and 90th percentile statistics from Towers Perrin’s general industry compensation survey as indicative of the observed range of market pay levels for total direct compensation (salary + target annual incentives + grant value of long-term incentives). This information was a consideration in determining the new AIP funding level but was not the sole factor used to determine that level. The committee also evaluated various operating cash flow scenarios and compared potential payouts to the observed range of market practice.

The new AIP is similar in design to the current AIP, but contains the following provisions designed to limit potential payments under the plan in order to ensure that the compensation opportunities are consistent with observed market practice:

•	the plan funding pool will be 0.625% of operating cash flow instead of 2.5%;

•	payments to executives under the plan may not exceed eight times the executive’s base salary; and

•	any payments over four times the executive’s base salary will be made in restricted stock units having an equivalent value, the vesting of which will be subject to our continued achievement of the 6% return on investment threshold, thus converting a portion of the annual award to a long-term incentive dependent upon the company’s continued performance.

Both the new plan and the current plan are designed to meet the requirements of Section 162(m) of the Internal Revenue Code by setting an objective performance target and a maximum funding amount. Under both plans, once the performance target has been achieved, the committee retains the discretion to reduce or eliminate the award pool and the awards to specific officers. Accordingly, this plan design preserves the company’s tax treatment of these awards as “performance-based” under Section 162(m), but gives the committee flexibility in operating the plan. The new plan also specifically enumerates qualitative factors that the committee may consider in exercising this discretion, including total shareholder return and safety performance.

2009 Awards under the AIP.  In February 2009, we assigned each of our executive officers a percentage of the aggregate plan funding amount under the AIP for 2009; 40% to each of Messrs. Moffett and Adkerson, 11% to Ms. Quirk and 9% to Mr. Arnold. These allocations were based on each officer’s position and were adjusted from the allocations made in prior years as part of the new executive compensation program.

Under the AIP in effect for 2009, if our five-year return on investment was 6% or greater, our executive officers would share in a plan funding amount equal to 2.5% of our operating cash flow, subject to adjustment based on our safety performance. During the five-year period ending in 2009, the average return on investment was 19.0%. For 2009, the level of operating cash flow would have produced a maximum plan funding amount of $109.9 million based on the formula above, with no adjustment for safety performance. However, the committee elected to exercise its discretion under the plan to lower the plan funding amount to the level that would be achieved under our new AIP, as described above. As such the aggregate plan funding amount was $32.3 million, or 0.625% of operating cash flow as adjusted for working capital changes as reflected in our consolidated statements of cash flows for 2009. The committee reduced the cash awards to the four-times base salary limit established under the new AIP, and elected to grant each executive officer performance-based restricted stock units equivalent in value to the balance of the award. These performance-based RSUs ratably convert to shares of our common stock over a three-year period, provided the company continues to meet the 6% return on investment threshold discussed above on each lapse date. The table below reflects the value of the 2009 AIP awards, which were paid in February 2010, as well as the aggregate value of the AIP awards received by our executive officers for 2008 for comparison:

	2009 AIP			2008 AIP
			Aggregate Value	Aggregate Value of
	Dollar Value	Dollar Value	Awarded Based on	2008 AIP Cash
	Paid in Cash	Paid in RSUs	Adjusted Award Pool	Payments
Name	(in millions)	(in millions)	(in millions)	(in millions)

Mr. Moffett*	$10.0	$2.9	$12.9	$0.0
Mr. Adkerson*	10.0	2.9	12.9	0.0
Ms. Quirk	2.6	1.0	3.6	1.0
Mr. Arnold	2.2	0.7	2.9	1.0

Totals	$24.8	$7.5	$32.3	$2.0

*	Messrs. Moffett and Adkerson declined to receive any payments under our AIP for 2008.

Long-Term Incentive Awards

Following the redesign of our executive compensation program as discussed above, long-term incentives granted by the company may consist of stock options, restricted stock units, or a combination of the two.

Stock Options.  Stock options are intended to reinforce the importance of creating stockholder value. Beginning in 1996 for Messrs. Moffett and Adkerson, and in 2005 for our other executive officers, the committee’s practice was to grant larger, multi-year stock option awards rather than smaller, annual awards. As part of the redesign of the company’s executive compensation program, the committee re-evaluated this practice during 2009. The committee continues to believe that stock options are an effective and appropriate long-term incentive for our executives in that their value is dependent on an increase in our stock price and aligns the executives’ interests with those of our stockholders. In an effort to lessen the impact of significant price variations from year to year, the committee determined that going forward it would grant annual, smaller equity-based awards to the executives in the form of stock options, and may also grant RSUs in addition to any RSUs awarded pursuant to the AIP. Historically, the committee has used a fixed share approach for all employees, pursuant to which it would generally grant options for the same number of shares each year. The committee, however, recognized that the value of the options on the grant date should also be considered. Last year, the committee targeted option awards with grant date Black-Scholes values between one and three times the executive’s base salary. The number of options awarded to each of our executive officers in 2009 was determined based on grant date Black-Scholes values of approximately three times each executive’s base salary.

In February 2010, the committee reconsidered the approach to stock option grants in 2009, recognizing the difficulty in valuing stock options as evidenced by the dramatic shift in value of the same number of options over the course of a year. Accordingly, for the 2010 grants, the committee considered both the number of options granted in 2009 and the grant date values of different award levels, and decided to grant the same number of options as granted in 2009, with grant date values approximating six to seven times the executives’ base salaries.

The stock options granted in 2009 have an exercise price of $24.59, and the stock options granted in 2010 have an exercise price of $72.51. The grant date values of these awards are reflected in the table below:

		Black-Scholes Value		Black-Scholes Value
		of Options		of Options
	Number of Options	Granted in	Number of Options	Granted
	Granted in	February 2009	Granted in	in February 2010
Executive	February 2009	(in millions)	February 2010	(in millions)

James R. Moffett	500,000	$6.78	500,000	$15.42
Richard C. Adkerson	500,000	6.78	500,000	15.42
Kathleen L. Quirk	150,000	2.03	150,000	4.63
Michael J. Arnold	120,000	1.63	120,000	3.70

Restricted Stock Units.  In addition to the performance-based restricted stock units granted to our named executive officers in February 2010 in connection with the AIP, as discussed above, and in recognition of the company’s accomplishments during 2009, the committee made an additional grant of performance-based restricted stock units in February 2010 to each of our executive officers. These performance-based restricted stock units have the same terms as the performance-based restricted stock units related to the AIP. As discussed below, these awards are viewed by the committee as part of 2009 total direct compensation, although they will not be reflected in the Summary Compensation Table until 2010.

Summary of 2009 Total Direct Compensation

As noted above, the committee views each executive’s “total direct compensation” for a given year as the sum of the executive’s base salary, payments under the AIP for that year, and the value of long-term incentives granted in recognition of our performance for that year. In making its decisions regarding the appropriate levels of annual incentive and long-term incentive awards, the committee evaluates the impact of its decisions on the amount of total direct compensation and the percentage of each component to total direct compensation of the executive team as a group. Following discussions with its consultant, the committee concluded that the award levels described herein and the resulting total direct compensation set forth below for the executive team were appropriate considering the company’s performance during 2009.

2009 Component Mix of
Total Direct Compensation for Executive Team

Cash		Equity

Base Salary	7%	Stock Options	46%
AIP (Cash)	29%	RSUs	18%

	36%		64%

2009 Total Direct Compensation(1)
(in millions)

			Black-Scholes
		Aggregate Value	Value of	Value of Restricted
		of AIP	Stock Options	Stock Units
Executive	Base Salary	Award(2)	Granted(3)	Granted(3)	Total

James R. Moffett	$2.50	$12.90	$15.42	$2.90	$33.72
Richard C. Adkerson	2.50	12.90	15.42	2.90	33.72
Kathleen L. Quirk	0.65	3.60	4.63	1.02	9.90
Michael J. Arnold	0.55	2.90	3.70	1.02	8.17

(1)	Does not include the value of perquisites and personal benefits, as well as commitments for post-employment compensation, which amounts are included in the Summary Compensation Table and supplementary tables below.

(2)	As discussed in more detail above, the committee exercised its discretion under our annual incentive plan to reduce the 2009 awards to the award limits under our new annual incentive plan, which will be effective for fiscal year 2010. As a result, each executive’s cash award was limited to four times his or her base salary, and amounts above that were awarded in an equivalent number of restricted stock units. See “Executive Compensation Program — Annual Incentive Awards” for more information.

(3)	In addition to the value of RSUs granted in connection with our annual incentive plan for 2009, the committee also made long-term equity awards to each executive officer in the form of stock options and performance-based restricted stock units. Although awarded in February 2010, the committee views these grants as part of the executives’ 2009 total direct compensation. See the description of these awards under “Executive Compensation Program — Long-Term Incentive Awards.”

The values of base salary and the non-equity incentive plan compensation reflected in the Summary Compensation Table for 2009 are equivalent to the base salary and the cash portion of the annual incentive award reflected above. However, SEC regulations require that the Summary Compensation Table include the value of equity awards granted “in” a given year, and do not allow companies to treat equity awards granted subsequent to the applicable fiscal year as part of the total compensation for that fiscal year. As such, the equity awards included in the Summary Compensation Table for 2009 reflect the value of stock options granted in February 2009, and not the stock options and performance-based restricted stock units granted in 2010, which are reflected above.

Personal Benefits and Perquisites

In addition to the primary elements of our compensation program discussed above, we also provide certain personal benefits and perquisites to our executive officers. In early 2009, in connection with restructuring our executive compensation program, the committee evaluated the personal benefits and perquisites that we provide to our executives, and revised this program to provide the following benefits for the reasons noted below:

•	Personal use of company aircraft — this benefit is only provided to our chairman of the board and our chief executive officer and is designed to provide an added level of security to these executives and increase travel efficiencies, thus ensuring the executives’ ready availability on short notice and enabling the executives to focus more time and energy on company matters. Our provision of this benefit also recognizes the high degree of integration between the personal and professional lives of these executive officers, and ensures the security of the company’s proprietary information by enabling our officers to conduct business while traveling without concern that company information will be compromised.

•	Personal use of company vehicles, and the provision of security services and personnel — these benefits are also designed to provide added levels of security to our executives and increase travel efficiencies, thus ensuring the executives’ ready availability on short notice and enabling the executives to focus more time and energy on company matters.

•	Financial and tax advice and personal use of company facilities and personnel — these benefits are in place to provide executives with increased efficiencies in handling personal matters, which we believe also promotes the executives’ focus on company business. These benefits also recognize the high degree of integration between the personal and professional lives of our executive officers.

•	Charitable matching contributions — this program is part of our overall contribution program, and is designed to encourage all employees, including our executives, to contribute to hospitals, community, educational and cultural institutions, and social service and environmental organizations, by providing that we will match such contributions up to certain limits.

The amounts reflected in the “Summary Compensation Table” represent our incremental cost of providing the benefit, and not the value of the benefit to the recipient. With respect to personal use of fractionally owned company aircraft, the aggregate incremental cost includes the hourly operating rate, fuel costs, and excise taxes. With respect to personal use of vehicles and the provision of security services, the aggregate cost of providing a car and driver is determined on an annual basis and includes annual driver compensation and annual car lease and insurance costs. Although the cars and drivers are available for both business and personal use, the amounts reflected in the “Summary Compensation Table” reflect the aggregate cost to us without deducting costs attributable to business use.

Post-Termination Compensation

In addition to the compensation received by the executive officers during 2009 and benefits under the company’s 401(k) plan, which we provide to all qualified employees, we also provide certain post-employment benefits to our executive officers, including a nonqualified defined contribution plan and a supplemental executive retirement plan, as well as certain change of control and severance benefits.

Nonqualified Defined Contribution Plan — Our nonqualified defined contribution plan has been in place since 1996, providing those employees considered “highly compensated” under applicable IRS rules, including our executive officers, the ability to elect to defer up to 20% of their basic compensation in excess of the qualified plan limits. Under the plan, the company makes a matching contribution equal to the participant’s deferrals limited to 5% of the participant’s base salary in excess of the qualified plan limits, and an additional contribution as described below. We do not take into account income associated with option exercises or the vesting of restricted stock units when determining the company’s contributions. The 5% company contribution to the nonqualified plan noted above is based on the company’s contributions to its 401(k) plan (the qualified plan), which provides that participants will receive a company contribution equal to 100% of the participant’s contributions to the plan not to exceed 5% of the participant’s basic compensation. The purpose of the 5% company contribution in our nonqualified plan is to continue the 5% contribution found in the 401(k) plan on a participant’s basic compensation in excess of the qualified plan limits. The nonqualified defined contribution plan is unfunded.

We had a defined benefit program in place until June 30, 2000. To compensate for the discontinuance of benefit accruals under the defined benefit plan, we decided that we prospectively would make an additional company contribution to our 401(k) plan participants equal to 4% of each participant’s pensionable compensation up to the applicable IRS limits, and also an additional company contribution of 4% of compensation in excess of such limits to participants in our nonqualified plan. Further, because participants in a pension plan accrue most of their benefits in the last 10 years of service, we decided that employees who met certain age and service requirements as of June 30, 2000, would receive an additional 6% company contribution, for a total of 10%, to both the qualified and nonqualified plans. As of June 30, 2000, the only two named executive officers who met the applicable age and service requirements were Messrs. Moffett and Adkerson, thus resulting in the 10% contribution for each. The purpose of the nonqualified plan is to make total retirement benefits for our employees who earn over the qualified plan limits commensurate with those available to other employees as a percentage of pay.

Supplemental Executive Retirement Plan — We established an unfunded supplemental executive retirement plan (SERP) for Messrs. Moffett and Adkerson in February 2004. The committee, advised by Mercer, its independent compensation consultant at the time, approved the SERP, which was then recommended to and approved by our board. The SERP provides for benefits payable in the form of a 100% joint and survivor annuity or an equivalent lump sum. The annuity will equal a percentage of the executive’s highest base pay for any three of the five years immediately preceding the executive’s retirement, plus his average bonus for those years, provided that the average bonus cannot exceed 200% of average base pay. The percentage used in this calculation is equal to 2% for each year of credited service up to 25 years, or a maximum of 50%. Income associated with option exercises or the vesting of restricted stock units is not a factor in determining the benefits payable under the SERP.

The SERP benefit will be reduced by the value of all benefits received under the cash-balance program and all other retirement plans (qualified and nonqualified), sponsored by the company, by FM Services Company, one of our wholly owned subsidiaries, or by any predecessor employer (including our former parent company, Freeport-McMoRan Inc.), except for benefits produced by accounts funded exclusively by deductions from the participant’s pay. In addition, the SERP benefit will be reduced by 3% per year if retirement precedes age 65. Messrs. Moffett and Adkerson are both 100% vested under the SERP.

Change of Control and Severance Benefits — We provide all of our named executive officers with contractual protections in the event of a change of control, and have also entered into employment agreements with each of Messrs. Moffett and Adkerson and Ms. Quirk that provide additional severance benefits. We believe that severance protections, particularly in the context of a change of control transaction, can play a valuable role in attracting and retaining key executive officers by providing protections commonly provided in the market. In addition, we believe these benefits also serve the company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction. The existence of these arrangements does not impact our decisions regarding other components of our executive compensation program, although we consider these severance protections an important part of our executives’ compensation packages.

We also believe that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with the company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with enhanced severance benefits if their employment is terminated by the company without cause or, in certain cases, by the executive in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the company without cause, and because we believe that in the context of a change of control, potential acquirors would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. In December 2008, the committee adopted a policy whereby the company will no longer provide excise tax gross-up protections in change of control arrangements adopted, renewed or extended after December 2, 2008. This policy does not affect the excise tax gross-up protections currently included in the employment agreements with Mr. Adkerson and Ms. Quirk; however, in accordance with this policy, the agreements with Mr. Adkerson and Ms. Quirk will not be extended, renewed or continued beyond January 1, 2012, with these gross-up protections in place.

We do not believe that our executive officers should be entitled to receive cash severance benefits merely because a change of control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment following a change of control (i.e. a “double trigger”). Under their respective incentive agreements, however, our executive officers would be entitled to accelerated vesting of their outstanding equity awards automatically upon a change of control of the company, whether or not the officer’s employment is terminated. This treatment of the equity awards in connection with a change of control applies to all award recipients.

As described in more detail below under “Potential Payments Upon Termination or Change in Control,” Messrs. Moffett and Adkerson and Ms. Quirk would also be entitled under their employment agreements to severance benefits in the event of a termination of employment by the company without cause or by the executive for good reason. The committee has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the company and as part of their overall compensation package.

Tax Considerations

Section 162(m).  Section 162(m) of the Internal Revenue Code (the Code) limits to $1 million a public company’s annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee’s policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible. As such, the committee may implement revised or additional compensation programs in the future as it deems appropriate or necessary to adequately compensate our executive team.

With respect to the compensation received by our named executive officers for 2009, the committee believes that the stock options and the awards under our AIP qualify for the exclusion from the deduction limitation under Section 162(m). With the exception of a portion of the salary paid to our executive chairman and our chief executive officer, the committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any given year and therefore will qualify for deductibility.

Sections 280G and 4999.  Code Section 4999 imposes a 20% excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. In order to be subject to the excise tax, payments as a result of a change of control must exceed three times the executive’s base amount as determined under Section 280G, but once this threshold is achieved the excise tax is imposed on the payments that exceed one time the executive’s base amount. Pursuant to the employment agreements with Mr. Adkerson and Ms. Quirk, we have agreed to provide each of them with a gross-up payment to reimburse the executive for the excise tax under Code Section 4999 as well as any additional income and excise taxes resulting from such reimbursement, but such payment will only be triggered if their change of control benefits exceed 110% of the Section 280G limit. The intent of the tax gross-up is to provide a benefit without a tax penalty to those executives who are displaced in the event of a change of control, and to avoid disparate treatment of individuals as a result of imposition of the tax, which can have arbitrary results in application. As noted above, in December 2008, the committee adopted a policy whereby the company will no longer provide excise tax gross-up protections in change of control arrangements adopted, renewed or extended after December 2, 2008. This policy does not affect the excise tax gross-up protections currently included in the employment agreements with Mr. Adkerson and Ms. Quirk; however, in accordance with this policy, the agreements with Mr. Adkerson and Ms. Quirk will not be extended, renewed or continued beyond January 1, 2012, with these gross-up protections in place.

Corporate Personnel Committee Report

The corporate personnel committee of our board of directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussion, the corporate personnel committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Corporate Personnel Committee as of April 14, 2010:

H. Devon Graham, Jr., Chairman
Robert J. Allison, Jr.
Charles C. Krulak
Bobby Lee Lackey

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our chief executive officer, our chief financial officer, and our executive officers other than the chief executive officer and chief financial officer (collectively, the named executive officers). See “Compensation Discussion and Analysis” for a more detailed discussion of our executive compensation program.

2009 Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	Total

James R. Moffett	2009	$2,500,000	—	$6,775,000	$10,000,000	$1,139,171	$1,062,912	$21,477,083
Chairman of the Board	2008	2,500,000	$14,799,977	—	—	1,489,324	3,633,719	22,423,020
	2007	2,500,000	—	33,300,000	29,790,000	1,266,517	2,734,907	69,591,424

Richard C. Adkerson	2009	2,500,000	—	6,775,000	10,000,000	7,534,110	813,223	27,622,333
President & Chief	2008	2,500,000	66,549,903	—	—	5,011,710	3,203,774	77,265,387
Executive Officer	2007	2,083,333	21,689,955	33,300,000	5,432,000	2,623,389	2,688,390	67,817,067

Kathleen L. Quirk	2009	650,000	—	2,032,500	2,600,000	—	106,629	5,389,129
Executive Vice	2008	650,000	10,043,673	—	1,000,000	9,936	205,541	11,909,150
President, Chief	2007	566,667	1,574,994	11,100,000	2,879,600	8,057	197,807	16,327,125
Financial Officer & Treasurer

Michael J. Arnold	2009	550,000	—	1,626,000	2,200,000	—	109,354	4,485,354
Executive Vice	2008	550,000	2,637,391	—	1,000,000	28,622	281,051	4,497,064
President & Chief	2007	500,000	787,497	7,770,000	3,504,600	27,381	418,188	13,007,666
Administrative Officer

(1)	Messrs. Moffett and Adkerson and Ms. Quirk also provide services to and receive compensation from McMoRan. Until February 1, 2007, Ms. Quirk’s compensation was paid through an allocation arrangement under a services agreement with the Services Company, under which 75% of Ms. Quirk’s salary was allocated to us and 25% of Ms. Quirk’s salary was allocated to McMoRan. Accordingly, the amounts reflected in the “Summary Compensation Table” in 2007 represent only the portion allocated to us. Effective February 1, 2007, 100% of Ms. Quirk’s salary was allocated to us.

(2)	Restricted stock unit awards are valued on the date of grant at the closing sale price per share of our common stock.

(3)	These amounts reflect the grant date fair value of the options granted to the named executive officers, determined using the Black-Scholes option model. For information relating to the assumptions made by us in valuing the option awards made to our named executive officers in fiscal years 2007 through 2009, refer to Notes 1 and 12 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

(4)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect, for each named executive officer, the annual cash incentive payments received under our annual incentive plan for fiscal years 2009, 2008 and 2007, and the cash payout of units granted under our discontinued long-term performance incentive plan that vested on December 31, 2007, as follows:

			Long-Term
		Annual	Performance
		Incentive Plan	Incentive Plan
Name	Year	Cash Payment	Payout

Mr. Moffett	2009	$10,000,000	—
	2008	—	—
	2007	23,000,000	$6,790,000

Mr. Adkerson	2009	10,000,000	—
	2008	—	—
	2007	—	5,432,000

Ms. Quirk	2009	2,600,000	—
	2008	1,000,000	—
	2007	1,250,000	1,629,600

Mr. Arnold	2009	2,200,000	—
	2008	1,000,000	—
	2007	1,875,000	1,629,600

For 2007, the amounts reported under Annual Incentive Plan Cash Payment do not include the performance-based RSUs that certain executive officers elected to receive in lieu of cash payments. The grant date fair value of these awards is reflected in the “Stock Awards” column.

(5)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column include (a) the change in actuarial value of our defined benefit program, (b) the change in actuarial value of our supplemental executive retirement plan for Messrs. Moffett and Adkerson, and (c) above-market or preferential nonqualified deferred compensation earnings, as set forth in the table below. See the “Retirement Benefit Programs” section for more information.

			Supplemental	Above-
		Defined	Retirement	Market
Name	Year	Benefit Plan	Plan	Earnings

Mr. Moffett	2009	—	$1,139,171	—
	2008	$53,941	1,049,284	$386,099
	2007	—	968,722	297,795

Mr. Adkerson	2009	—	7,534,110	—
	2008	6,856	4,813,353	191,501
	2007	—	2,498,160	125,229

Ms. Quirk	2009	—	—	—
	2008	1,841	—	8,095
	2007	3,514	—	4,543

Mr. Arnold	2009	—	—	—
	2008	4,044	—	24,578
	2007	7,719	—	19,662

(6)	The amounts reported in the “All Other Compensation” column for 2009 reflect, for each named executive officer as applicable, the sum of the incremental cost to the company of all perquisites and other personal benefits and additional all other compensation required by the SEC rules to be separately quantified, including (A) amounts contributed by the company to defined contribution plans, (B) the dollar value of life insurance premiums paid by the company, (C) the dollar value of interest credited on dividend equivalents on unvested RSUs during 2009 and (D) director fees, which were discontinued in May 2009. The amounts reported include (a) matching gifts under the matching gifts program, (b) personal financial and tax advice under the company’s program, (c) the aggregate incremental cost to the company of the executive’s personal use of fractionally owned company aircraft, which includes the hourly operating rate, fuel costs and excise taxes, (d) personal use of company facilities and personnel, and (e) personal use of company cars and security services, as reflected in the table below. The aggregate incremental cost to the company of Messrs. Moffett and Adkerson’s personal use of fractionally owned company aircraft does not include the lost tax deduction for expenses that exceeded the amounts reported as income for each executive, which for fiscal year 2009 was approximately $111,000 for Mr. Moffett and $64,000 for Mr. Adkerson. For Mr. Arnold, the amounts reported also include a tax adjustment for the prior year.

	Perquisites and Other Personal Benefits						Additional All Other Compensation
									Interest
		Financial							Credited on
	Matching	and Tax	Aircraft	Facilities and	Security and	Tax	Plan	Insurance	Dividend	Director
Name	Gifts	Advice	Usage	Personnel	Cars	Adjustment	Contributions	Premiums	Equivalents	Fees
Mr. Moffett	$40,000	$20,000	$211,327	$108,311	$183,020	—	$354,950	$136,753	$5,551	$3,000
Mr. Adkerson	40,000	20,000	168,098	43,767	150,158	—	327,200	21,668	39,332	3,000
Ms. Quirk	20,000	2,300	—	—	—	—	77,340	2,543	4,446	—
Mr. Arnold	12,000	16,425	—	—	850	$6,079	68,400	4,055	1,545	—

Grants of Plan-Based Awards
in Fiscal Year 2009

		Estimated Future
		Payouts Under		All Other Option
		Non-Equity		Awards:Number of	Exercise or Base	Grant Date Fair
		Incentive Plan		Securities	Price of Option	Value of Stock and
Name	Grant Date	Awards Target		Underlying Options	Awards(2)	Option Awards

James R. Moffett
AIP- Cash Award	—	$33,720,000	(1)	—	—	—
Options	02/02/09	—		500,000	$24.59	$6,775,000

Richard C. Adkerson
AIP- Cash Award	—	33,720,000	(1)	—	—	—
Options	02/02/09	—		500,000	24.59	6,775,000

Kathleen L. Quirk
AIP- Cash Award	—	9,273,000	(1)	—	—	—
Options	02/02/09	—		150,000	24.59	2,032,500

Michael J. Arnold
AIP- Cash Award	—	7,587,000	(1)	—	—	—
Options	02/02/09	—		120,000	24.59	1,626,000

(1)	Represents the estimated maximum possible annual cash incentive payment that could have been received by each named executive officer pursuant to the annual incentive plan for fiscal year 2009. These estimated amounts were calculated by multiplying the percentage of the award pool under the plan allocated to each officer for 2009 by the maximum plan funding amount produced for the 2008 plan year (including adjustments made to the 2008 pool by the committee). The actual amounts paid in early 2010 to each of the named executive officers pursuant to the annual incentive plan for 2009 were significantly less than the estimated payments included in this table and are reflected in the “Summary Compensation Table.” See the discussion regarding our annual incentive plan in “Compensation Discussion and Analysis” for more information.

(2)	The exercise price of each stock option reflected in this table was determined by reference to the closing quoted per share sale price of our common stock on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date.

Outstanding Equity Awards at December 31, 2009

	Option Awards(1)						Stock Awards(2)
							Equity	Equity Incentive
							Incentive Plan	Plan Awards:
							Awards:	Market or
							Number of	Payout
							Unearned	Value of
							Shares,	Unearned
		Number of		Number of			Units or	Shares,
		Securities		Securities			Other	Units or
		Underlying		Underlying	Option	Option	Rights That	Other
	Grant	Unexercised Options		Unexercised Options	Exercise	Expiration	Have Not	Rights That Have
Name	Date	Exercisable		Unexercisable	Price(3)	Date	Vested	Not Vested(4)

James R. Moffett	05/11/07	375,000		750,000	$72.92	05/11/17	115,670	$9,287,144
	02/02/09	—		500,000	24.59	02/02/19

Richard C. Adkerson	02/01/05	250,000	(5)	—	37.04	02/01/15	633,270	50,845,248
	05/11/07	750,000		750,000	72.92	05/11/17
	02/02/09	—		500,000	24.59	02/02/19

Kathleen L. Quirk	02/04/03	7,500		—	18.89	02/04/13	82,232	6,602,407
	02/03/04	37,500		—	36.77	02/03/14
	02/01/05	185,750		—	37.04	02/01/15
	05/11/07	250,000		250,000	72.92	05/11/17
	02/02/09	—		150,000	24.59	02/02/19

Michael J. Arnold	02/01/05	56,250		—	37.04	02/01/15	25,258	2,027,965
	05/11/07	175,000		175,000	72.92	05/11/17
	02/02/09	—		120,000	24.59	02/02/19

(1)	The stock options become exercisable in 25% annual increments on each of the first four anniversaries of the date of grant and have a term of 10 years. The stock options will become immediately exercisable in their entirety if, under certain circumstances (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions.

(2)	The restricted stock units held by the named executive officers will vest and be paid out in shares of our common stock as follows, provided the average return on investment for the five calendar years preceding the year of vesting is at least 6%:

Name	RSUs	Vesting Date

Mr. Moffett	57,835	01/28/10
	57,835	01/28/11
Mr. Adkerson	40,000	01/01/10
	192,653	01/28/10
	127,964	01/30/10
	40,000	01/01/11
	192,653	01/28/11
	40,000	01/01/12
Ms. Quirk	15,000	01/01/10
	13,970	01/28/10
	9,292	01/30/10
	15,000	01/01/11
	13,970	01/28/11
	15,000	01/01/12
Mr. Arnold	10,306	01/28/10
	4,646	01/30/10
	10,306	01/28/11

(3)	Effective January 30, 2007, the corporate personnel committee of our board of directors amended its policies to provide that the exercise price of an option shall not be less than the closing quoted per share sale price of our common stock on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred. Thus, the exercise price of the stock options expiring in 2017 and thereafter was determined by reference to the closing price of our common stock. Prior to that time, the exercise price of each outstanding stock option reflected in this table was determined by reference to the average of the high and low quoted per share sale price of our common stock on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred.

(4)	The market value of the unvested restricted stock units reflected in this table was based on the $80.29 closing market price per share of our common stock on December 31, 2009.

(5)	Mr. Adkerson previously transferred to his former spouse the right to receive the underlying shares due upon exercise of 125,000 of these outstanding options, net of shares used to pay the exercise price and taxes.

Option Exercises and Stock Vested During 2009

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
Name	Acquired on Exercise	on Exercise(1)	Acquired on Vesting	Vesting(2)

James R. Moffett	375,000	$10,507,500	57,835	$1,623,428
Richard C. Adkerson	—	—	454,963	11,974,243
Kathleen L. Quirk	—	—	41,687	1,078,443
Michael J. Arnold	—	—	18,378	492,222

(1)	The value realized on exercise is based on the difference between the closing sale price on the date of exercise and the exercise price of each option.

(2)	The value realized on vesting is based on the closing sale price on the date of vesting of the restricted stock units or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

Retirement Benefit Programs

Nonqualified Defined Contribution Plan.  We maintain an unfunded nonqualified defined contribution plan for the benefit of our executive officers, as well as others. Under the plan, certain highly compensated employees may elect to make contributions of up to 20% of their base salary. A participant may defer under this plan when his or her ECAP (the company’s 401(k) plan) contributions have ceased due to application of the Internal Revenue Code compensation or contribution limits. The company makes a matching contribution equal to the participant’s deferrals limited to 5% of the participant’s base salary above the qualified plan limit. In addition, the company also makes enhanced contributions equal to 4% of eligible compensation (base salary plus 50% of bonus) in excess of qualified plan limits for each eligible employee, with employees who met certain age and service requirements in 2000 (only Messrs. Moffett and Adkerson) receiving an additional 6% contribution. Distribution is made in a lump sum as soon as practicable and allowable under law following separation from service. The table below sets forth the balances under our nonqualified defined contribution plan as of December 31, 2009 for each named executive officer listed below.

2009 Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Last Fiscal Year
Name	Last Fiscal Year(1)	Last Fiscal Year(2)	Fiscal Year(3)	Distributions	End(4)

James R. Moffett	$203,000	$322,200	$749,137	—	$23,787,859
Richard C. Adkerson	478,000	294,700	498,075	—	16,018,079
Kathleen L. Quirk	29,000	55,290	16,449	—	560,405
Michael J. Arnold	27,500	46,350	83,017	—	2,646,249

(1)	The amounts reflected in this column are included in the “Salary” column for each named executive officer for 2009 reported in the “Summary Compensation Table.”

(2)	The amounts reflected in this column are included in the “All Other Compensation” column for each named executive officer for 2009 in the “Summary Compensation Table,” although the “Plan Contributions” reflected in footnote 6 to that table also include contributions to the company’s 401(k) plan.

(3)	The assets in the plan are treated as if invested to produce a rate of interest equal to the prime rate, as published in the Federal Reserve Statistical Report at the beginning of each month. For 2009, that rate of interest was equal to 3.25% for the entire year and none of the earnings were considered preferential.

(4)	The following amounts reflected in this column for each named executive officer were included in the 2008 “total” compensation for each named executive officer in the “Summary Compensation Table”: Mr. Moffett — $3,144,148, Mr. Adkerson — $3,129,250, Ms. Quirk — $162,486 and Mr. Arnold — $255,889. The following amounts reflected in this column for each named executive officer were included in the 2007 “total” compensation for each named executive officer in the “Summary Compensation Table”: Mr. Moffett — $2,204,762, Mr. Adkerson — $1,664,379, Ms. Quirk — $89,655 and Mr. Arnold — $182,158.

Supplemental Executive Retirement Plan — Messrs. Moffett and Adkerson.  In February 2004, we established an unfunded Supplemental Executive Retirement Plan (SERP) for Messrs. Moffett and Adkerson. The corporate personnel committee, advised by its independent compensation consultant at that time, approved the SERP, which was then recommended to and approved by our board. The SERP provides for benefits payable in the form of a 100% joint and survivor annuity, life annuity or an equivalent lump sum. If a participant retires prior to attaining 25 years of credited service, the annuity will equal a percentage of the executive’s highest average base pay for any three of the five calendar years immediately preceding the executive’s retirement, plus his average bonus for the same three years; provided that the average bonus can not exceed 200% of the average base pay. The percentage used in this calculation is 2% for each year of credited service for the company and its predecessor beginning in 1981, but capped at 25 years. For Mr. Moffett, who has attained 25 years of credited service, the annuity was fixed as of January 1 following his completion of 25 years of credited service, and will only increase at retirement as a result of mortality and interest adjustments.

The SERP benefit is reduced by the value of all benefits from current and former retirement plans (qualified and nonqualified), sponsored by the company, by the Services Company or by any predecessor employer (including our former parent company, Freeport-McMoRan Inc.), except for benefits produced by accounts funded exclusively by deductions from the participant’s pay. The amounts provided in the table below reflect these reductions. In addition, the SERP benefit will be reduced by 3% per year if retirement precedes age 65. Messrs. Moffett and Adkerson are both 100% vested under the SERP, and each has elected to receive his SERP benefit in a lump sum.

2009 Pension Benefits

		Number of Years	Present Value of
Name	Plan Name	Credited Service(1)	Accumulated Benefit(2)

James R. Moffett	Supplemental Executive Retirement Plan	25	$17,952,515
Richard C. Adkerson	Supplemental Executive Retirement Plan	21	21,557,809

(1)	The years of credited service under the SERP is the participant’s years of service with the company and its predecessor beginning in 1981, but capped at 25 years.

(2)	The present value of the accumulated benefit at the normal retirement date is calculated using the following assumptions: the mortality table described in Revenue Ruling 2001-62 of the IRS, and a 6% interest rate. For Mr. Adkerson, who had not reached his normal retirement date as of the end of the year, the present value at normal retirement date is then discounted to December 31, 2009 using a 4% interest rate with no mortality.

Potential Payments upon Termination or Change of Control

Employment Agreements — Messrs. Moffett and Adkerson and Ms. Quirk.  We have entered into employment agreements with each of Messrs. Moffett and Adkerson and Ms. Quirk, which were approved by our corporate personnel committee, and our board.

Mr. Moffett.  The employment agreement with Mr. Moffett provides for a base salary of $2,500,000 per year and eligibility to participate in our annual incentive plan. Mr. Moffett continues to be eligible for all other benefits and compensation, including stock options, generally provided to our most senior executives. The amended term of the agreement continued through December 31, 2009, with automatic one-year extensions unless a change of control occurs or prior written notice is given by the committee that it does not wish to extend the agreement. In the event of a change of control during the employment term, Mr. Moffett’s employment will continue for an additional three years following the change of control pursuant to his change of control agreement. Mr. Moffett’s agreement also contains non-competition, nondisclosure and other provisions intended to protect our interests in the event that he ceases to be employed.

Mr. Adkerson and Ms. Quirk.  The employment agreements with Mr. Adkerson and Ms. Quirk reflect the current base salary for each executive officer, $2,500,000 for Mr. Adkerson and $650,000 for Ms. Quirk, and provide that each executive officer is eligible to participate in our annual incentive plan. Mr. Adkerson and Ms. Quirk continue to be eligible for all other benefits and compensation, including stock options, generally provided to our most senior executives. The original term of each agreement expires January 1, 2012, but will automatically extend for additional one-year terms unless prior written notice is given by the committee that it does not wish to extend the agreement. In the event of a change of control, the agreements will expire three years following the change of control. These agreements also contain non-competition, nondisclosure and other provisions intended to protect our interests in the event that the executive officer ceases to be employed.

In addition to the post-employment benefits provided under the company’s retirement benefit programs described above, as of December 31, 2009, we provided the following additional benefits to our named executive officers.

Severance Benefits — Messrs. Moffett and Adkerson and Ms. Quirk.  As of December 31, 2009, the employment agreements for Messrs. Moffett and Adkerson and Ms. Quirk provide that if we terminate the executive’s employment without cause or the executive terminates employment for good reason, we will make certain payments and provide certain benefits to the executive, including:

•	payment of a pro rata bonus for the year in which the termination of employment occurs,

•	a cash payment equal to three times the sum of (a) the executive’s base salary plus (b) the average of the bonuses paid to the executive for the immediately preceding three years,

•	continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier, and

•	acceleration of the vesting and payout of all outstanding stock options and restricted stock units.

Under the employment agreements, “cause” is generally defined as the executive’s (a) failure to perform substantially the executive’s duties with the company, (b) breach of the agreement, (c) felony conviction, (d) unauthorized acts resulting in harm to the company or (e) falsification of financial records. “Good reason” is generally defined as (a) any failure by the company to materially comply with any of the provisions of the agreement or (b) the assignment to the executive of any duties inconsistent in any material respect with the executive’s position, authority, duties or responsibilities under the agreement.

If the executive’s employment terminates as a result of death, disability or retirement, benefits to the executive or the executive’s estate include the payment of a pro rata bonus for the year of termination and, in the case of retirement, the continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier. The executive will also receive an additional year’s vesting on unvested stock options, vesting of certain outstanding restricted stock units, all as described in footnotes (1) — (2) to the table below.

As a condition to receipt of these severance benefits, the executive must retain in confidence all confidential information known to him or her concerning our business. Further, Messrs. Moffett and Adkerson have each agreed not to compete with us for a period of two years after termination of employment. Ms. Quirk has agreed not to compete with us for a period of six months after termination of employment.

Change of Control Benefits — Messrs. Moffett and Adkerson and Ms. Quirk.  As of December 31, 2009, the change of control agreement for Mr. Moffett provides generally that the executive’s terms and conditions of employment (including position, compensation and benefits) will not be adversely changed until the third anniversary of the change of control. The employment agreements for Mr. Adkerson and Ms. Quirk provide generally that the executive’s terms and conditions of employment (including position, compensation and benefits) will not be adversely changed until the third anniversary of the change of control.

If any of Messrs. Moffett or Adkerson or Ms. Quirk is terminated without “cause,” as generally defined above, or if the executive terminates for “good reason” during the covered period after a change of control, the executive is generally entitled to receive the same payments and benefits that he or she would receive in the event of a similar termination under the employment agreements, described above, except the executive will receive a cash payment equal to three times the sum of the executive’s base salary plus the highest bonus paid to the executive (rather than the average bonus paid to the executive) for the immediately preceding three fiscal years. This is a “double trigger” agreement meaning that they do not receive benefits unless (1) a change of control occurs and (2) employment is terminated. The term “good reason” includes the failure of the acquiror to provide the executive with substantially the same position, authority, duties and responsibilities in the ultimate parent company of the entity resulting from the transaction, in addition to the reasons generally provided above.

If employment terminates as a result of death, disability or retirement following a change of control, the executive will receive the same benefits described above under “Severance Benefits - Messrs. Moffett and Adkerson and Ms. Quirk” in the event of death, disability or retirement. In addition, Mr. Adkerson and Ms. Quirk’s employment agreements provide that if the executive is subject to excise tax on amounts payable under the agreements that are considered to be excess parachute payments under Section 4999 of the Internal Revenue Code, the executive is entitled to receive a gross-up payment in an amount sufficient to cover any excise taxes due if the payments related to the change of control exceed 110% of the Internal Revenue Code Section 280G limit. If the benefits received are equal to or less than 110% of the 280G limit, such benefit will be reduced to avoid imposition of the excise tax.

In December 2008, the corporate personnel committee adopted a policy pursuant to which the company will no longer provide excise tax gross-up protections in change of control arrangements adopted, revised or extended after December 2, 2008, although such protections in place on such date will continue through the term of the relevant agreement. As a result, Mr. Moffett’s change of control agreement does not provide an excise tax gross-up. If any part of the payments or benefits received by Mr. Moffett in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, he will receive the greater of (a) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (b) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code. This policy does not affect the excise tax gross-up protections currently included in the employment agreements with Mr. Adkerson and Ms. Quirk; however, in accordance with this policy, the agreements with Mr. Adkerson and Ms. Quirk will not be extended, renewed or continued beyond January 1, 2012, with these gross-up protections in place.

The confidentiality and non-competition provisions of the executives’ employment agreements continue to apply after a change of control.

Change of Control Benefits — Mr. Arnold.  We have entered into an amended and restated change of control agreement with Mr. Arnold, which was approved by our corporate personnel committee, and our board. If a change of control (as defined in the change of control agreement) occurs prior to December 31, 2011, the agreement provides generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed until the later of the third anniversary of the change of control or December 31, 2011.

If the executive is terminated without cause or if the executive terminates for “good reason” during the covered period after a change of control (a “double trigger”), the executive is generally entitled to receive the following:

•	payment of a pro rata bonus for the year in which the termination of employment occurs,

•	a cash payment equal to three times the sum of (a) the executive’s base salary plus (b) the highest bonus paid to the executive for any of the preceding three years,

•	continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier, and

•	acceleration of the vesting and payout of all outstanding stock options and restricted stock units.

The term “good reason” includes the failure of the acquiror to provide the executive with substantially the same position, authority, duties and responsibilities in the ultimate parent company of the entity resulting from the transaction. If any part of the payments or benefits received by Mr. Arnold in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, he will receive the greater of (a) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (b) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

The following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2009 termination date, and where applicable, using the closing price of our common stock of $80.29 on December 31, 2009, as reported on the NYSE. In addition to these benefits, our named executive officers would be entitled to receive the retirement and pension benefits described above under “Retirement Benefit Programs,” and outstanding vested stock options which amounts are reflected in the “Walk-Away Value” column.

Potential Payments upon Termination or Change in Control
(in millions)

								Walk-Away
			Restricted	Accumulated				Value
		Options	Stock Units	Dividends &				(including
		(Unvested	(Unvested	Interest	Health			Value of
		and	and	Payable on	and			Vested
	Lump Sum	Accelerated)	Accelerated)	Accelerated	Welfare	Tax		Benefits)
Name	Payment	(1)	(2)	RSUs	Benefits	Gross-Up	Total	(6)

James R. Moffett
• Retirement	n/a	$9.73	$4.64	$0.09	$0.42	n/a	$14.88	$59.38
• Death/Disability	n/a	9.73	4.64	0.09	n/a	n/a	14.46	58.97
• Termination-Good Reason/No Cause	$68.63	33.38	9.29	0.18	0.42	n/a	111.89	156.40
• Termination after Change of Control(3)(4)	120.90	33.38	9.29	0.18	0.42	n/a	164.17	208.67
Richard C. Adkerson
• Retirement	n/a	9.73	36.57	0.92	0.07	n/a	47.28	101.20
• Death/Disability	n/a	9.73	46.20	1.11	n/a	n/a	57.04	110.95
• Termination-Good Reason/No Cause	59.76	33.38	41.21	1.01	0.07	n/a	135.43	189.35
• Termination after Change of Control(3)	120.90	33.38	50.85	1.20	0.07	$54.71	261.10	315.02
Kathleen L. Quirk
• Retirement	n/a	3.01	2.46	0.06	0.02	n/a	5.55	18.08
• Death/Disability	n/a	3.01	6.07	0.13	n/a	n/a	9.21	21.74
• Termination-Good Reason/ No Cause	9.25	10.20	2.99	0.07	0.02	n/a	22.53	35.06
• Termination after Change of Control(3)	14.55	10.20	6.60	0.14	0.02	8.84	40.36	52.89
Michael J. Arnold
• Retirement	n/a	2.32	1.49	0.04	n/a	n/a	3.85	10.22
• Death/Disability	n/a	2.32	1.49	0.04	n/a	n/a	3.85	10.22
• Termination-No Cause(5)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	6.37
• Termination after Change of Control(3)(4)	14.25	7.97	2.03	0.05	0.02	n/a	24.32	30.69

(1)	Generally, pursuant to the terms of the stock option agreements, upon termination of the executive’s employment as a result of death, disability or retirement, the unvested portion of any outstanding stock option that would have vested within one year of the date of termination will vest. The value of the accelerated options is determined by multiplying (a) the difference between the December 31, 2009 closing price of our common stock and the applicable exercise price of each option, by (b) the number of unvested and accelerated options.

(2)	Pursuant to the terms of the restricted stock unit agreements outstanding as of December 31, 2009, termination of the executive’s employment as a result of death, disability or retirement will result in acceleration of vesting of certain outstanding restricted stock units and the related amounts credited to the participant’s dividend equivalent account and all property distributions deposited in such account. In particular, (a) the restricted stock units granted to the executives in connection with the elective restrictive stock unit program will fully vest upon the executive’s termination of employment as a result of death, disability or retirement, (b) the restricted stock units granted to the executives in January 2008 in connection with the 2007 annual incentive awards will partially vest upon the executive’s termination of employment as a result of death, disability or retirement, and (c) the restricted stock units granted to Mr. Adkerson and Ms. Quirk in connection with their employment agreements in January 2008 will fully vest upon the executive’s termination of employment as a result of death or disability, but not retirement. In addition, upon a termination by the company without cause, the corporate personnel committee, in its discretion, may elect to accelerate the vesting of the outstanding restricted stock units. The values of the accelerated restricted stock units were determined by multiplying the year-end closing price of our common stock by the number of unvested and accelerated restricted stock units under each scenario.

(3)	Certain of the benefits described in the table would be achieved in the event of a change of control alone, and would not require a termination of the executive’s employment. In particular, pursuant to the terms of our stock incentive plans and the individual award agreements, upon a change of control as defined in the plans, (a) all outstanding stock options would immediately vest and (b) all restrictions on outstanding restricted stock units would lapse.

(4)	Pursuant to the terms of the executive’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

(5)	Mr. Arnold is entitled to certain severance benefits in the event of his termination without cause under the company’s Severance Plan, which is generally available to all eligible employees.

(6)	Includes the value of the following benefits as of December 31, 2009 for each named executive officer, as applicable: outstanding, in-the-money vested stock options, the aggregate balance of the Nonqualified Defined Contribution Plan (as reflected on page 42), and the present value of the Supplemental Executive Retirement Plan (as reflected on page 43). These amounts do not include benefits under our 401(k) plan or life insurance policies. In addition to the standard life insurance policy generally available to employees, Mr. Moffett and Mr. Adkerson each have an executive life insurance policy providing for a death benefit of $3.75 million and $1.5 million, respectively.

Audit Committee Report

The audit committee is currently comprised of five directors, all of whom are independent, as defined by SEC rules and in the NYSE’s listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) performance and qualifications of the company’s internal auditor and independent registered public accounting firm and (4) the independence of the company’s independent registered public accounting firm.

We review the company’s financial reporting process on behalf of our board. The audit committee’s responsibility is to monitor this process, but the audit committee is not responsible for preparing the company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.

During 2009, management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee reviewed and discussed with management, the internal auditor and Ernst & Young management’s report on internal control over financial reporting and Ernst & Young’s report on their audit of the company’s internal control over financial reporting, both of which are included in the company’s annual report on Form 10-K for the year ended December 31, 2009.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In February 2009, in accordance with our charter, our committee appointed Ernst & Young LLP (Ernst & Young) as the company’s independent registered public accounting firm for 2009. We have reviewed and discussed the company’s audited financial statements for the year 2009 with management and Ernst & Young. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Ernst & Young provided an audit opinion to the same effect.

We have received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the audit committee concerning independence, and we have discussed with them their independence from the company and management. We have also discussed with Ernst &

Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and Public Company Accounting Oversight Board Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements.

In addition, we have discussed with Ernst & Young the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2009, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Ernst & Young also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year 2009.

Internal Audit

We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditor. In February 2009, in accordance with our charter, our committee appointed Deloitte & Touche LLP (Deloitte & Touche) as the company’s internal auditor for 2009. We have discussed with Deloitte & Touche the scope of their audit plan, and have met with them to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. The internal auditor also met with us without management being present to discuss these matters.

Dated: April 16, 2010

Robert A. Day, Chairman
Gerald J. Ford
H. Devon Graham, Jr.
Jon C. Madonna
Stephen H. Siegele

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table discloses the fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years:

	2009	2008

Audit Fees	$8,253,000	$8,427,000
Audit-Related Fees(1)	12,000	227,000
Tax Fees(2)	138,000	136,000
All Other Fees	—	—

(1)	Relates to services rendered in connection with (a) audits of stand-alone statutory and benefit plan financial statements and (b) compliance with financial, accounting and regulatory reporting matters.

(2)	Relates to services rendered in connection with advice on transfer pricing and international tax matters.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the independent registered public accounting firm. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $30,000 may be pre-approved by the chairman of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the chairman during any fiscal quarter does not exceed $60,000.

At each regularly-scheduled audit committee meeting, management updates the committee on the scope and anticipated cost of (a) any service pre-approved by the chairman since the last meeting of the committee and (b) the projected fees for each service or group of services being provided by the independent registered public accounting firm. Since the 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the audit committee, and none of those services required use of the de minimus exception to pre-approval contained in the SEC’s rules.

Selection and Ratification of the Independent Registered Public Accounting Firm

In February 2010, our audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2010. Our audit committee and board of directors seek stockholder ratification of the audit committee’s appointment of Ernst & Young as the independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2010. If the stockholders do not ratify the appointment of Ernst & Young, our audit committee will reconsider this appointment. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Certain Transactions

Our Corporate Governance Guidelines provide that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the board of directors. Any such related party transactions will only be approved or ratified if the board determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the company, or otherwise create a conflict of interest that would be detrimental to the company. All of the transactions relating to our directors described below have been reviewed and approved or ratified by our board.

We are parties to a services agreement with our wholly owned subsidiary, FM Services Company (the Services Company), under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services on a cost-reimbursement basis. The Services Company also provides these services to McMoRan Exploration Co. (McMoRan). Several of our directors and executive officers also serve as directors or executive officers of McMoRan. Messrs. Moffett, Adkerson, Rankin, Day, Ford and Graham, each of whom is a director of our company, also serve as directors of McMoRan. Messrs. Moffett and Adkerson and Ms. Quirk, each of whom is an executive officer of our company, also serve as executive officers of McMoRan. For services rendered to McMoRan, in February 2009, Mr. Moffett received options to purchase 450,000 shares of McMoRan’s common stock, Mr. Adkerson received options to purchase 300,000 shares of McMoRan’s common stock, and Ms. Quirk received options to purchase 75,000 shares of McMoRan’s common stock, all at a grant price of $6.44, which was determined by reference to the closing quoted per share sale price on the composite tape for NYSE-listed stocks on the grant date. Messrs. Moffett and Adkerson and Ms. Quirk received option grants to purchase the same number of shares in

February 2010 at the then-current market price. In addition, our directors and executive officers own more than 10% of McMoRan’s common stock. In 2009, McMoRan incurred approximately $8.4 million of costs under its services agreement, and we expect McMoRan’s costs under its services agreement to approximate $7.0 million in 2010.

B. M. Rankin, Jr. and the Services Company are parties to an agreement, renewable annually, under which Mr. Rankin renders business consulting services to us and McMoRan relating to finance, accounting, guidance and advice on public policy matters and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement for taxes in connection with those medical benefits. In 2009, the Services Company paid Mr. Rankin $490,000 ($389,991 of which was allocated to us) pursuant to this agreement. During 2009, the cost to the Services Company (all of which was allocated to us) for Mr. Rankin’s personal use of company facilities was $39,600, medical expenses was $9,347, and reimbursement for a portion of his office rent and utilities and for executive administrative and support services was $21,914 . In addition, during 2009 the aggregate incremental cost to the Services Company (all of which was allocated to us) for Mr. Rankin’s personal use of fractionally owned company aircraft, which includes the hourly operating rate, fuel costs and excise taxes, was $351,856. The aggregate incremental cost does not include the lost tax deduction for expenses that exceeded the amounts reported as income for Mr. Rankin, which for fiscal year 2009 was approximately $117,000. Accordingly, the total received by Mr. Rankin during 2009 pursuant to this agreement was $912,717, of which $812,708 was allocated to us.

J. Bennett Johnston and the Services Company are parties to an agreement, renewable annually, under which Mr. Johnston provides consulting services to us relating to international relations and commercial matters. Under this agreement, Mr. Johnston receives an annual consulting fee of $300,000 and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing services. The annual consulting fee includes Mr. Johnston’s $75,000 annual fee for serving on our board and as a member of our public policy committee. In addition, David Norriss, an employee of the company, is married to Mr. Johnston’s daughter. As the son-in-law of a director of the company, Mr. Norriss is deemed to be a “related person” under Item 404(a) of Regulation S-K. The aggregate value of salary, bonus, and other benefits paid by us to Mr. Norriss for the year ended December 31, 2009, was less than $350,000.

Gabrielle K. McDonald and the Services Company are parties to an agreement, renewable annually, under which Ms. McDonald renders consulting services to us in connection with her role as Special Counsel on Human Rights to our company. Under this agreement, Ms. McDonald receives an annual fee of $300,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services. The annual consulting fee includes Ms. McDonald’s $75,000 annual fee for serving on our board and for serving as a member of our public policy committee.

J. Stapleton Roy is Senior Advisor of Kissinger Associates, Inc. Kissinger Associates and the Services Company are parties to agreements, renewable annually, under which Kissinger Associates provides to us advice and consultation on specified world political, economic, strategic and social developments affecting our affairs. Under these agreements, Kissinger Associates receives an annual fee of $200,000, additional consulting fees based on the services rendered, and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing such services. In addition, Mr. Roy is Director of the Kissinger Institute on China and the United States at the Woodrow Wilson International Center for Scholars. In 2008, our company agreed to contribute $150,000 to the Institute to be paid in three equal installments in each of 2008, 2009 and 2010.

J. Taylor Wharton and the Services Company are parties to an agreement, renewable annually, under which Mr. Wharton renders consulting services in connection with all medical and health affairs affecting our directors, officers and employees. Under this agreement, Mr. Wharton receives an annual fee of $400,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services.

Proposal to Adopt the Amended and Restated 2006 Stock Incentive Plan

Our board of directors unanimously approved, and recommends that our stockholders approve, the Amended and Restated 2006 Stock Incentive Plan (the “Amended and Restated Plan”) to, among other things, permit our non-management directors and advisory directors to participate. The Amended and Restated Plan is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.

Reasons for the Proposal and Description of Proposed Amendments

We believe that our growth depends significantly upon the efforts of our officers, directors, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. As described in the section entitled “Director Compensation,” our director compensation program includes annual equity awards in the form of stock options and restricted stock units to our non-management directors and advisory directors. In recent years, these annual equity awards have been made pursuant to a separate equity compensation plan, the 2004 Director Compensation Plan. As of the date of this proxy statement, there are approximately 2,000 shares available for grant under the 2004 Director Compensation Plan, although approximately 21 million shares of our common stock remain available for grant under the 2006 Stock Incentive Plan. In lieu of proposing a new separate plan for non-management directors and advisory directors, we are proposing to expand the class of persons eligible to participate in the 2006 Stock Incentive Plan to include non-management and advisory directors. We are not proposing to increase the number of shares that may be granted under the 2006 Stock Incentive Plan. In addition, we are proposing to (a) add a maximum dollar limit of $5 million on Other Stock-Based Awards that are valued in dollars and paid to a participant in a calendar year, in order that such awards may be structured to be exempt from the compensation limit set forth in Section 162(m) of the Internal Revenue Code, (b) reduce the overall sub-limit applicable to full value shares that may be granted under the plan from 11 million to 8.5 million shares, of which approximately 6.6 million remain available to grant taking into consideration the full-value awards previously granted under the plan, and (c) extend the term of the 2006 Stock Incentive Plan from July 10, 2017 to June 9, 2020, which is ten years after the date of the 2010 annual meeting.

Summary of the Amended and Restated 2006 Stock Incentive Plan

Administration.  The corporate personnel committee of our board of directors will generally administer the Amended and Restated Plan and, except with respect to grants to non-management directors and advisory directors, has the authority to make awards under the Amended and Restated Plan and to set the terms of the awards. The corporate personnel committee will also generally have the authority to interpret the Amended and Restated Plan, to establish any rules or regulations relating to the Amended and Restated Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Amended and Restated Plan. The nominating and corporate governance committee of our board will have the authority to grant awards to non-management and advisory directors, to set the terms of those awards, and to interpret and establish rules regarding non-management director and advisory director awards. The term “committee” is used in this section of the proxy statement to refer to both the corporate personnel committee and the nominating and corporate governance committee in their administrative roles.

Eligible Participants.  The following persons are eligible to participate in the Amended and Restated Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	our non-management directors and advisory directors;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management, or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisers who provide services to us or a subsidiary; and

•	any person who has agreed in writing to become an eligible participant within 30 days.

A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee.

The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. The committees’ determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. The number of persons currently eligible to receive awards under this Amended and Restated Plan is approximately 256, consisting of 24 officers, 14 non-management directors, and 230 employees of our company and the Services Company and 2 consultants.

Awards to Non-Management Directors and Advisory Directors.  As noted above, we previously maintained the 2004 Director Compensation Plan pursuant to which our non-management directors and advisory directors were automatically granted stock options relating to 10,000 shares of our common stock and 2,000 restricted stock units on June 1 of each year as long as shares remained available for grant under the plan. That plan is almost depleted and is no longer available for annual equity grants to our non-management directors and advisory directors. Under the Amended and Restated Plan, the nominating and corporate governance committee has discretion to make equity-based grants to our non-management directors and advisory directors as it deems appropriate.

Number of Shares; Plan Limits.  The maximum number of shares of our common stock with respect to which awards may be granted under the Amended and Restated Plan is 37 million. As stated above, there are currently approximately 21 million shares of common stock remaining available for grant under the Amended and Restated Plan, which represents approximately 4.9% of our outstanding common stock and approximately 4.1% of our fully-diluted outstanding common stock (assuming conversion of all outstanding convertible securities, exercise of all outstanding options, vesting of all outstanding restricted stock units and issuance of all shares available for grant under stock plans) as of March 31, 2010. As of March 31, 2010, our fully-diluted outstanding common stock includes approximately 38.8 million shares issuable upon conversion of our 6 3/4% Mandatory Convertible Preferred Stock (assuming the current conversion rate of 1.3716) and approximately 36,000 shares issuable upon conversion of our 7% Convertible Senior Notes due 2011 (at a conversion price of $30.16 per share).

Awards that may be paid only in cash will not be counted against this share limit. No individual may receive in any year awards under this Amended and Restated Plan that relate to more than 3,750,000 shares of our common stock. The maximum value of an Other Stock-Based Award that is valued in dollars and scheduled to be paid out to a participant in any calendar year is $5 million.

Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or Other Stock-Based Awards that are forfeited or reacquired by us by their terms. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 37,000,000 shares. The number of shares with respect to which awards of restricted stock, restricted stock units and Other Stock-Based Awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 8,500,000 shares, and based on the number of restricted stock units granted under the plan since its initial approval by stockholders, this limit is currently 6,554,718 shares. Of this amount, only 1,500,000 may be issued without compliance with certain minimum vesting requirements. The shares to be delivered under this Amended and Restated Plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this Amended and Restated Plan, shares of our common stock issuable under this Amended and Restated Plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

On April 13, 2010, the closing price on the New York Stock Exchange of a share of our common stock was $84.77.

Types of Awards.  Stock options, stock appreciation rights, restricted stock, restricted stock units and Other Stock-Based Awards may be granted under the Amended and Restated Plan in the discretion of the committee, each of which is described below.

Stock Options and Stock Appreciation Rights.  Options granted under the Amended and Restated Plan may be either nonqualified or incentive stock options. Only our employees or employees of our subsidiaries are eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award if permitted by Section 409A of the Internal Revenue Code.

The committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award if permitted by Section 409A of the Internal Revenue Code). This limitation on the committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. The Amended and Restated Plan prohibits the reduction in the exercise price of stock options without stockholder approval except for certain adjustments described below.

The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock;

•	through a “cashless” exercise arrangement with a broker approved in advance by the company;

•	if approved by the committee, through a “net exercise,” whereby shares of common stock equal in value to the aggregate exercise price or less are withheld from the issuance, or

•	in any other manner authorized by the committee.

Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

Restricted Stock.  The committee may grant to a participant restricted shares of our common stock that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. Except for restricted stock grants to non-management directors and advisory directors and certain other limited exceptions, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.

Restricted Stock Units and Other Stock-Based Awards.  The committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The committee has discretion to determine the participants to whom restricted stock units or Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. Except for restricted stock grants to non-management directors and advisory directors and certain other limited exceptions, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the Other Stock-Based Awards will be subject to the rules and regulations that the committee determines, and may include the right to receive currently or on a deferred basis dividends or dividend equivalents.

Performance-Based Compensation under Section 162(m).  Stock options and stock appreciation rights, if granted in accordance with the terms of the Amended and Restated Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, return on cash flow, or increase in production, of the company, a division of the company or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the committee, relative to internal goals, or relative to levels attained in prior years. If an award of restricted stock, restricted stock units or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the committee may provide that all or a portion of the stock options, restricted stock, restricted stock units and Other Stock-Based Awards will automatically vest.

The committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the Amended and Restated Plan.

Adjustments.  If the committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the Amended and Restated Plan, then the committee shall:

•	make equitable adjustments in

o	the number and kind of shares (or other securities or property) that may be the subject of future awards under this Amended and Restated Plan, and

o	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

•	if appropriate, provide for the payment of cash to a participant.

The committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

Amendment or Termination.  The Amended and Restated Plan may be amended or terminated at any time by the board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under this plan;

•	increase the number of shares of our common stock that may be issued under this plan;

•	materially expand the classes of persons eligible to participate in this plan;

•	expand the types of awards available under the plan;

•	materially extend the term of the plan;

•	materially change the method of determining the exercise price of options or the grant price of stock appreciation rights; or

•	permit a reduction in the exercise price of options.

Unless terminated sooner, no awards will be made under the Amended and Restated Plan after June 9, 2020.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Amended and Restated Plan are summarized below. Participants who are granted awards under the Amended and Restated Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.  A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a nonqualified stock option granted through the Amended and Restated Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a nonqualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights.  Generally, a participant who is granted a stock appreciation right under the Amended and Restated Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Restricted Stock.  Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Stock-Based Awards.  Generally, a participant who is granted an Other Stock-Based Award under the Amended and Restated Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A.  If any award constitutes nonqualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the award be structured to comply with Section 409A to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change of Control.  If, upon a change of control of our company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Amended and Restated Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Payment of Withholding Taxes.  We may withhold from any payments or stock issuances under the Amended and Restated Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Equity Compensation Plan Information

The company has five equity compensation plans pursuant to which our common stock may be issued to employees and non-employees as compensation, excluding two plans that were assumed in connection with our acquisition of Phelps Dodge pursuant to which shares of restricted stock were previously issued. Only the following three plans, all of which were previously approved by our stockholders, have shares available for grant: the 2003 Stock Incentive Plan (the “2003 Plan”), the 2004 Director Compensation Plan (the “2004 Plan”), and the 2006 Stock Incentive Plan, which was amended and restated in 2007 (the “2006 Plan”). The following table presents information as of December 31, 2009, regarding these equity compensation plans:

Number of Securities
Remaining Available
			Weighted-Average	for Future Issuance
	Number of Securities to be		Exercise Price of	Under Equity
	Issued Upon Exercise of		Outstanding	Compensation Plans
	Outstanding Options,		Options,	(Excluding Securities
	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	13,819,944	(1)	$55.36	25,247,939	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	13,819,944	(1)		25,247,939	(2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon (a) the vesting of 1,390,999 restricted stock units, and (b) the termination of deferrals with respect to 46,000 restricted stock units that were vested as of December 31, 2009. These awards are not reflected in column (b) as they do not have an exercise price. The number of securities to be issued in column (a) does not include outstanding stock appreciation rights, which are payable solely in cash.

(2)	As of December 31, 2009, there were 25,220,308 shares remaining available for future issuance under the 2006 Plan, (a) all of which could be issued under the terms of the plan upon the exercise of stock options or stock appreciation rights, and (b) only 9,316,085 of which could be issued under the terms of the plan in the form of restricted stock or “Other Stock-Based Awards,” which awards are valued in whole or in part on the value of the shares of common stock, based on the plan limits prior to amendment of the 2006 Plan. There were 24,348 shares remaining available for future issuance under the 2003 Stock Incentive Plan, all of which could be issued under the terms of the plan (a) upon the exercise of stock options or stock appreciation rights, or (b) in the form of restricted stock or “Other Stock-Based Awards.” Finally, there were 3,283 shares remaining available for future issuance under the 2004 Plan, which shares are issuable under the terms of the plan (a) only to eligible directors, and (b) upon the exercise of stock options or in the form of common stock and restricted stock units, as specifically set forth in the plan.

In February 2010, the corporate personnel committee authorized awards related to approximately 4 million shares of our common stock under our equity incentive plans. Thus, there are currently approximately 21 million shares remaining available for future issuance under our equity compensation plans to our officers, directors, employees, and key personnel. The following table presents information as of March 31, 2010, regarding these equity compensation plans:

Equity Compensation Plan Information as of March 31, 2010

Number of Securities
Remaining Available
			Weighted-Average		for Future Issuance
	Number of Securities to be		Exercise Price of		Under Equity
	Issued Upon Exercise of		Outstanding		Compensation Plans
	Outstanding Options,		Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	17,021,831	(1)	$60.21	(2)	21,023,557	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	17,021,831	(1)			21,023,557	(3)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon (a) the exercise of 15,983,639 stock options, (b) the vesting of 992,192 restricted stock units, and (c) the termination of deferrals with respect to 46,000 restricted stock units that were vested as of March 31, 2010. The restricted stock units are not reflected in column (b) as they do not have an exercise price. The number of securities to be issued in column (a) does not include outstanding stock appreciation rights, which are payable solely in cash.

(2)	The weighted average remaining life of the 15,983,639 outstanding stock options as of March 31, 2010 is 7.9 years.

(3)	As of March 31, 2010, there were 21,017,357 shares remaining available for future issuance under the 2006 Plan, (a) all of which could be issued under the terms of the plan upon the exercise of stock options or stock appreciation rights, and (b) only 6,554,718 of which could be issued under the terms of the plan in the form of restricted stock or “Other Stock-Based Awards,” based on the sub-limit applicable to full-value awards under the proposed Amended and Restated 2006 Plan. There were 4,098 shares remaining available for future issuance under the 2003 Stock Incentive Plan, all of which could be issued under the terms of the plan (a) upon the exercise of stock options or stock appreciation rights, or (b) in the form of restricted stock or “Other Stock-Based Awards.” Finally, there were 2,102 shares remaining available for future issuance under the 2004 Plan, which shares are issuable under the terms of the plan (a) only to eligible directors, and (b) upon the exercise of stock options or in the form of common stock and restricted stock units, as specifically set forth in the plan.

Awards to Be Granted

Annual Grants to Non-Management and Advisory Directors.  Under the terms of the 2004 Plan, each non-management and advisory director is automatically granted stock options to acquire 10,000 shares of our common stock and 2,000 restricted stock units on June 1 of each year as long as a sufficient number of shares remain available under the plan. As noted previously, however, the 2004 Plan is almost depleted and there were insufficient shares remaining available in June 2009 to support the annual restricted stock unit grants to the non-management directors. Accordingly, in December 2009 the board amended and restated the 2006 Stock Incentive Plan, subject to stockholder approval, in order to add non-management and advisory directors as participants, and granted each non-management director 2,000 restricted stock units under the Amended and Restated Plan. In addition, the nominating and corporate governance committee intends to continue the annual grant of stock options and restricted stock units to non-management and advisory directors from the Amended and Restated Plan. Accordingly, pursuant to its authority under the Amended and Restated Plan, we anticipate that effective June 1, 2010, the committee will grant each non-management director stock options to acquire 10,000 shares of our common stock and 2,000 restricted stock units. All of these grants are conditioned on stockholder approval of the Amended and Restated Plan at the annual meeting, and are summarized in the table below. The table does not include awards granted under the plan that were not contingent on approval of the Amended and Restated Plan at the annual meeting.

New Plan Benefits under the Amended and Restated Plan:

	Number of Units	Number of Options
Name and Position	Granted(1)	Granted(2)

Executive Group	—	—
Non-Executive Director Group	56,000	140,000
Non-Executive Officer Employee Group	—	—

(1)	Represents grants of 2,000 restricted stock units to each non-management director on each of December 8, 2009 and June 1, 2010. The December 8, 2009 restricted stock unit grants will vest in equal annual installments beginning on July 1, 2010, and then on June 1 of 2011, 2012 and 2013. The June 1, 2010 grant will vest ratably over the first four anniversaries of the date of grant.

(2)	Represents stock options to be granted to each non-management director on June 1, 2010. The option awards will have an exercise price equal to the fair market value of our common stock on June 1, 2010, will vest ratably over the first four anniversaries of the date of grant, and will expire on June 1, 2020.

Other Grants.  Other grants of awards under the Amended and Restated Plan will be made in the future by the committees as each deems appropriate.

Vote Required for Adoption of the Amended and Restated 2006 Stock Incentive Plan

Under our by-laws and New York Stock Exchange rules, adoption of the Amended and Restated 2006 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock entitled to vote on the proposal as of the record date. For the purposes of approving this proposal under the NYSE rules, broker non-votes will be excluded from the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such broker non-votes result in a failure to obtain total votes cast on the proposal representing more than 50% of all shares of our common stock entitled to vote on the proposal) while abstentions will be included in the tabulation of votes cast and count as votes against the proposal. Our board of directors unanimously recommends a vote FOR the proposal to adopt the Amended and Restated 2006 Stock Incentive Plan.

Stockholder Proposal No. 1

We have received a stockholder proposal from Stichting Pensioenfonds ABP (Netherlands), the Swedish national pension funds AP1, AP2, AP3 and AP4, and the New York City Pension Funds for presentation at our annual meeting of stockholders. Upon request, we will provide the addresses of the proponents and the number of shares of our common stock held by the proponents. Requests may be sent to the Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 333 North Central Avenue, Phoenix, Arizona 85004 or submitted by calling (602) 366-8100.

Approval of the proposal would require the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote thereon. Our board of directors opposes Stockholder Proposal No. 1 for the reasons stated following the proposal.

RESOLVED, that the shareholders request that, as the terms in office of elected directors expire, at least one candidate shall be selected and recommended for election to the company’s board who:

(i)	has a high level of expertise and experience in environmental matters relevant to mining and is widely recognized in the business and environmental communities as an authority in such field, in each case as reasonably determined by the company’s board, and

(ii)	will qualify, subject to limited exceptions in extraordinary circumstances explicitly specified by the board, as an independent director under the standards applicable to the company as a New York Stock Exchange listed company, in order that the company’s board includes at least one director satisfying the foregoing criteria, which director shall have designated responsibility on the board for environmental matters.

Supporting statement

Environmental expertise is critical to the success of mining companies in the twenty-first century because of the significant environmental impacts mining can have. Shareholders, lenders, host country governments and regulators, as well as affected communities, are focused on the environmental impact of mining operations. A company’s inability to demonstrate that its environmental performance matches internationally accepted standards can lead to difficulties in accessing capital for new projects and obtaining the necessary regulatory licenses.

The company continues to receive sharp criticism regarding its environmental policies and practices, notably over the impact of riverine tailings disposal at its Grasberg operation (see e.g., Norway Sells $853 Million Rio Stake on Ethics Grounds, http://www.marketwatch.com/news/story/story.aspx?guid=%7bBDE96994
-B8D8-4A33-8ECD-0789B0763BED%7d&siteid=rss).

We believe that this controversy damages shareholder value and that the company must respond to its environmental challenges in an effective, strategic and transparent manner in order to restore trust in the company and minimize the adverse environmental impact of its operations.

Freeport does not currently have an independent director with environmental expertise and designated responsibility for environmental matters — yet environmental management is critical to the company’s future success. We believe it would benefit the company to address the environmental impact of its business at the most strategic level in a similar manner to the way it has addressed human rights — by appointing a specialist to the board. An authoritative figure with acknowledged environmental expertise and standing who is respected in the environmental community could perform a valuable and strategic role for the company. Such leadership would enable the company more effectively to address the environmental issues inherent in its business, including the environmental and health impacts of riverine tailings disposal and the feasibility of long-term rehabilitation of the tailings deposition area at Grasberg. It would also help ensure that the highest levels of attention are devoted to environmental standards at new developments. Such a board role would strengthen the company’s ability to demonstrate the seriousness with which it is addressing environmental issues.

Board of Directors’ Statement in Opposition to Stockholder Proposal No. 1

Our board of directors opposes the proposal because it believes the current process for the nomination, selection and election of directors is effective. As a corporate governance matter, our board does not believe that it is in our shareholders’ best interests to require a particular type of specialist on our board. As provided in more detail under “Consideration of Director Nominees,” our nominating and corporate governance committee considers a variety of factors in evaluating nominees for membership on the board. We believe that our board of directors represents a diverse group of individuals with broad experience. Our board of directors believes that the sole standard suggested by the proponents is too narrow and would limit the board’s ability to identify and recruit the most qualified candidates to serve on the board.

Our existing commitment to environmental sustainability is evidenced by our established policies, practices and procedures. Our board of directors appreciates the importance of environmental sustainability and recognizes our company’s responsibility to minimize the environmental impact of our operations. Relevant issues are reviewed and discussed at the highest levels of our organization. In 1995, our board of directors established a public policy committee, which oversees our company’s environmental programs. Our board of directors, our public policy committee and our senior management routinely review our company’s environmental policies and practices, including any potential impacts that our company’s operations could have on the environment. In addition, our Chief Executive Officer currently serves as Chairman of the International Council of Mining and Metals, a CEO-led organization that represents many of the world’s leading mining and metals companies. Our involvement with ICMM exemplifies our commitment to working with industry experts on improving our performance based on sustainable development principles.

We have consistently met internationally acceptable standards for environmental management. Our Grasberg operation has undergone triennial external audits by recognized experts in the industry, the results of which have been made publicly available. We completed independent audits in 1996, 1999, 2002, 2005 and 2008. The results of the 2005 and 2008 audits are posted on our web site. All of these audits have concluded that (1) we are in compliance with Indonesian laws, (2) we meet international standards, and (3) our tailings management plan is the only appropriate management system considering the applicable geotechnical, topographic, climatological, seismic, and rainfall conditions. We also were one of the first companies in Indonesia to receive ISO 14001 certification of our Environmental Management System in 2001 from the International Certification Services Division of Société Générale de Surveillance (SGS). We have retained ISO 14001 certification following annual surveillance audits each year since that date.

We are committed to sound and sustainable environmental practices in managing our tailings deposition in Papua, Indonesia. We have prepared a special riverine tailings report, available on our web site at www.fcx.com/envir/pdf/riverine/Riverine_2009.pdf. This report explains the extensive studies, planning, permitting, and ongoing management and monitoring of tailings that occurs, including our efforts for reclaiming affected land as soon as feasible. In addition, our annual Working Toward Sustainable Development report, available on our web site at www.fcx.com/envir/index.htm, details our environmental management programs and compliance with relevant environmental laws and regulations and describes our procedures to ensure future compliance with these laws. Our reclamation programs have demonstrated that tailings can be reclaimed with native vegetation or used for agricultural purposes. We have also shown that tailings can be used in cement for infrastructure construction. We have signed an agreement with the provincial government to establish cement facilities that will utilize tailings as a resource in the construction of roads, bridges, building bricks and other similar uses, helping to provide necessary infrastructure that will aid in the development of the province, as well as employment for Papuans. This development will proceed in conjunction with our other efforts to plant trees and use available tailings land for agricultural and other sustainable uses.

Our company’s existing governance framework has produced a strong commitment to environmental sustainability and progress that is evident in our established policies, practices and procedures, which continue to evolve. Thus, we believe this proposal suggests action that is unnecessary in light of our existing commitment to environmental sustainability, and adopting the proposed resolution would be contrary to the interests of our company and its stockholders. For the reasons set forth above, our board of directors unanimously recommends a vote AGAINST the adoption of Stockholder Proposal No. 1.

Stockholder Proposal No. 2

We have received a stockholder proposal from The Firefighter’s Pension System of the City of Kansas City, Missouri, Trust, for presentation at our annual meeting of stockholders. Upon request, we will provide the address of the proponent and the number of shares of our common stock held by the proponent. Requests may be sent to the Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 333 North Central Avenue, Phoenix, Arizona 85004 or submitted by calling (602) 366-8100.

Approval of the proposal would require the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote thereon. Our board of directors opposes Stockholder Proposal No. 2 for the reasons stated following the proposal.

Resolved, that stockholders of Freeport-McMoRan Copper & Gold, Inc. (“Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to stockholders regarding the policy before the Company’s 2011 annual meeting of stockholders. The stockholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

Supporting Statement

Equity-based compensation is an important component of senior executive compensation at Company. According to the information in the 2009 Proxy Statement, as of April 14, 2009 the Chairman of the Board owned 1,448,308 shares of Company stock and as of December 31, 2008 had outstanding equity awards totaling 1,673,505 shares. The 2009 Proxy Statement also shows that as of April 14, 2009, the President/CEO owned 694,522 shares of Company stock and as of December 31, 2008, had outstanding equity awards totaling 2,463,233 shares.

The Company’s Compensation Committee has established stock ownership guidelines for its named executive officers that are based on a multiple of base salaries (five times for the Chairman and President/CEO, three times for other executive officers). All the named executive officers had satisfied the ownership guidelines, according to the 2009 Proxy Statement.

However, the Company has no requirement that its executives retain any of their shares following termination of employment.

We believe requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on Company long-term success and would better align their interests with those of Company stockholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

We believe the Company’s current policy of the named executive officers owning multiples of their bases salaries in stock does not go far enough to ensure that equity compensation builds executive ownership. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge stockholders to vote for this proposal.

Board of Directors’ Statement in Opposition to Stockholder Proposal No. 2

Our board of directors opposes the adoption of this stockholder proposal because it believes that it is unnecessary and not in the best interests of our stockholders.

Our board of directors shares the proponent’s view that it is important to ensure that our executive compensation program gives management an incentive to maximize long-term stockholder value, but we disagree with the proposed method of achieving that goal. We believe that our existing stock ownership guidelines, coupled with our carefully designed executive compensation program, already ensure meaningful executive stock ownership, align management and stockholder interests and promote a focus on long-term, sustainable value creation, as evidenced by our track record. As of December 31, 2009, our cumulative total stockholder return had exceeded the performance of both the S&P 500 Stock Index and the S&P 500 Minerals Index for four of the last five years.

Stock Ownership Guidelines

Our board believes that stock ownership by executive officers aligns their interests with the long-term interests of our stockholders and sends a positive message regarding management’s commitment to long-term stockholder value creation. Our stock ownership guidelines are in place for all of our executive officers. Under the guidelines, which are described in this proxy statement, each of our executive officers must own a number of shares of our common stock equivalent in value to a certain multiple of his or her base salary. For our Chairman of the Board and our President and Chief Executive Officer, that multiple is five times their base salary, and for our other executive officers the multiple is three times their base salary. As of December 31, 2009, the stock ownership of each of our executive officers was in excess of the guidelines, with our Chairman of the Board owning stock valued at 36 times his base salary (approximately seven times his target ownership level), and our President and Chief Executive Officer owning stock valued at 29 times his base salary (approximately six times his target ownership level), reflecting commitments to align their interests with those of our stockholders.

In setting our stock ownership guidelines, we endeavor to strike an appropriate balance between ensuring that our executives have a significant investment in the future of our company, while also allowing them to prudently manage their financial affairs through the ability, in common with other investors, to diversify their holdings over an extended period, and through the ability, in common with our other employees, to realize value from the equity component of their compensation while they remain with our company. We believe that requiring executives to hold 75% of their after-tax equity awards for the entire period of employment, and beyond, upsets this balance, is arguably punitive, and could create perverse incentives for talented executives to terminate employment prematurely.

Equity Compensation Program

As stated above, we believe it is important to align the interests of our executive officers with the long-term interests of our stockholders, and our corporate personnel committee has designed the equity component of our compensation program with that goal in mind. Our executive equity compensation programs account for a significant portion of our executives’ annual total compensation and include the following elements to encourage our executives’ continuing interest in our long-term performance:

•	The options granted to our executives have a four-year vesting schedule, with 25% vesting each year following the grant date. This results in executives having a strong interest in ensuring that our stock value continues to grow for several years, and because options are now awarded annually, that incentive remains in effect during the executive’s entire tenure.

•	The options received by our executives have an exercise price equal to the fair market value of our stock price on the grant date. Accordingly, our executives have a significant downside risk to the value of their option awards if the price of our stock falls in the long run.

•	Pursuant to our 2009 Annual Incentive Plan, which was approved by our stockholders in 2009, the cash incentive award payable to each of our executive officers may not exceed four times the officer’s base salary. Any amount paid above that will be paid in an equivalent number of restricted stock units, or RSUs, not to exceed eight times the officer’s base salary. These RSUs vest ratably over a three-year period, and are subject to achievement of a performance goal that will result in forfeiture of the award if the goal is not met on each vesting date. Thus, a portion of the executives’ annual cash award continues to be at risk and will lose value if our common stock decreases in value over time.

Together, these features result in executives realizing significant value from their equity compensation only if our stock price both rises and sustains its growth over time.

We believe that the proposed retention policy could diminish our ability to attract and retain talented executives that are critical to our long-term success. Our corporate personnel committee seeks to ensure that our equity compensation programs are structured both to give the executives a significant long-term interest in our success and to create a significant retention tool for key executives in a competitive market for talent. If our corporate personnel committee were to adopt a policy requiring executives to hold significant portions of their equity awards for two years beyond termination of employment, our senior executives and prospective executive candidates would be prohibited from realizing a substantial portion of the value of their compensation during the course of their employment. We believe that our existing equity compensation policies and practices, coupled with our stock ownership guidelines, enable our executive officers to realize value from their equity compensation while at the same time ensuring that they remain motivated to act in the interests of our long-term growth and financial success. For the reasons set forth above, our board of directors unanimously recommends a vote AGAINST adoption of Stockholder Proposal No. 2.

ANNEX A

FREEPORT-McMoRan COPPER & GOLD INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

SECTION 1

Purpose.  The purpose of the Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan (the “Plan”) is to increase stockholder value and advance the interests of the Company and its Subsidiaries by furnishing a variety of equity incentives designed to (i) attract, retain, and motivate key employees, officers, and directors of the Company and consultants and advisers to the Company and (ii) strengthen the mutuality of interests among such persons and the Company’s stockholders.

SECTION 2

Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which the Company may, but need not, require a Participant to execute, acknowledge, or accept.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” refers to the Corporate Personnel Committee of the Board, the Nominating and Corporate Governance Committee of the Board, or both of these committees, as the context indicates.

“Common Stock” shall mean the Company’s common stock, $.10 par value per share.

“Company” shall mean Freeport-McMoRan Copper & Gold Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company; (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary; (iii) Outside Directors; (iv) any officer or employee of an entity with which the Company has contracted to receive executive, management, or legal services who provides services to the Company or a Subsidiary through such arrangement; (v) any consultant or adviser to the Company, a Subsidiary, or to an entity described in clause (iv) hereof who provides services to the Company or a Subsidiary through such arrangement; and (vi) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii), (iv) or (v) within not more than 30 days following the date of grant of such person’s first Award under the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Immediate Family Members” shall mean the spouse and natural or adopted children or grandchildren of the Participant and his or her spouse.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company, and shall include non-voting advisory directors to the Board.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 162(m)” shall mean Section 162(m) of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

SECTION 3

(a) Administration.  The Plan shall generally be administered by the Corporate Personnel Committee. The Nominating and Corporate Governance Committee of the Board shall administer the Plan with respect to grants to Outside Directors. Members of the Corporate Personnel Committee and the Nominating and Corporate Governance Committee shall qualify as “non-employee directors” under Rule 16b-3 under the Exchange Act.

(b) Authority.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Nominating and Corporate Governance Committee (with respect to Outside Directors) and the Corporate Personnel Committee (with respect to all other Eligible Individuals) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property, or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Effect of Committee’s Determinations.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the applicable Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company, and any Eligible Individual.

(d) Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(d) shall be equal to the fair market value of the underlying Shares on the date of grant.

SECTION 4

Eligibility.  The Committee, in accordance with Section 3(a), may grant an Award under the Plan to any Eligible Individual.

SECTION 5

(a) Shares Available for Awards.  Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 37,000,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 37,000,000.

(C) Subject to the other provisions of this Section 5(a):

(1) the maximum number of Shares issuable under the Plan as Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards payable in Shares for which there is a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 8,500,000; and

(2) up to 1,500,000 of the Shares referenced in Section 5(a)(i)(C)(1) may be issued pursuant to Awards to employees, consultants, or advisers in the form of Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards payable in Shares without compliance with the minimum vesting periods set forth in Sections 8(b), 9(b), and 10(b), respectively. If (x) Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award is granted with a minimum vesting period of at least three years or a minimum vesting period of at least one year, subject to the attainment of specific performance goals, and (y) the vesting of such Award is accelerated in accordance with Section 12(a) hereof as a result of the Participant’s death, retirement, or other termination of employment or cessation of consulting or advisory services to the Company, or a change of control of the Company, such Shares shall not count against the limitation described in this Section 5(a)(i)(C)(2).

(D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(F) The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one Participant in any calendar year shall be $5 million.

(ii) Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limits.  The maximum number of Shares that may be covered by Awards granted under the Plan to any Participant during a calendar year shall be 3,750,000 Shares.

(iv) Use of Shares.  Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants, or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including, but not limited to, the Company’s annual incentive plan and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

(b) Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(c) Performance Goals for Section 162(m) Awards.  The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, return on cash flow, or increase in production of the Company, a division of the

Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required by Section 162(m).

SECTION 6

(a) Stock Options.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option, and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

(b) Exercise.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

(c) Payment.  The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) as of the effective date of such exercise; (iii) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; (iv) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of shares of Common Stock with an aggregate fair market value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate fair market value of the shares of Common Stock subject to the Option; or (v) in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

SECTION 7

(a) Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price.

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other

Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

(c) Committee Discretion to Determine Form of Payment.  The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares, or a combination of cash and Shares.

SECTION 8

(a) Restricted Stock.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Restricted Period.  At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except (i) for Restricted Stock that vests based on the attainment of performance goals, and (ii) as provided in Section 5(a)(i)(C)(2), a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Escrow.  The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Freeport-McMoRan Copper & Gold Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by Freeport-McMoRan Copper & Gold Inc. Copies of the Plan and the notice of grant are on file at the principal office of Freeport-McMoRan Copper & Gold Inc.

Alternatively, in the discretion of the Company, ownership of the Shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

(d) Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

(e) Forfeiture.  In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and any certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

(f) Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered or book or electronic entry evidencing ownership shall be provided, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

(g) Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9

(a) Restricted Stock Units.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Vesting Period.  At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest. Each Award of Restricted Stock may have a different vesting period. Except (i) for Restricted Stock Units that vest based on the attainment of performance goals, and (ii) as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.

SECTION 10

(a) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Vesting Period.  Except (i) for Other Stock-Based Awards that vest based on the attainment of performance goals, and (ii) as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Dividend Equivalents.  In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 8 and 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

SECTION 11

(a) Amendment or Discontinuance of the Plan.  The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (A) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (B) materially increase the benefits accruing to Participants under the Plan, (C) materially expand the classes of persons eligible to participate in the Plan, (D) expand the types of Awards available for grant under the Plan, (E) materially extend the term of the Plan, (F) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (G) amend Section 11(c) to permit a reduction in the exercise price of Options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.

(b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c) Cancellation.  Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment, or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

SECTION 12

(a) Award Agreements.  Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change of control of the Company.

(b) Withholding.

(i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(i) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(ii) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

(c) Transferability.

(i) No Awards granted hereunder may be sold, transferred, pledged, assigned, or otherwise encumbered by a Participant except:

(A) by will;

(B) by the laws of descent and distribution;

(C) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or

(D) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (1) to Immediate Family Members, (2) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (3) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (4) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company, or trust described in (2), (3) or (4) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members.

(ii) To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

(d) Share Certificates.  Any certificates or book or electronic entry ownership evidence for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

(g) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(h) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Compliance with Law.  The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.

(l) Deferral Permitted.  Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

(m) Headings.  Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 13

Term of the Plan.  Subject to Section 11(a), no Awards may be granted under the Plan after June 9, 2020, which is ten years after the date the Plan was last approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

FREEPORT-MCMORAN COPPER & GOLD INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders, June 9, 2010 The undersigned hereby appoints James R. Moffett, Richard C. Adkerson and Kathleen L. Quirk, each or any of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Annual Meeting of Stockholders to be held on Wednesday, June 9, 2010, at 10:00 a.m. Eastern Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter. If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE (continued on reverse side) [3] FOLD AND DETACH HERE [3]

Please mark your votes as indicated in this example You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation. If your votes are not specified, this proxy will be voted FOR Items 1, 2 and 3 and against Items 4 and 5. Your Board of Directors recommends a vote FOR Items 1, 2 and 3 below. Your Board of Directors recommends a vote AGAINST Items 4 and 5 below. 1. Election of twelve directors. Nominees are: FOR 3 WITHHOLD 3 Richard C. Adkerson, Robert J. Allison, Jr., Robert A. Day, Gerald J. Ford, H. Devon Graham, Jr., 4. Stockholder proposal regarding the selection Charles C. Krulak, Bobby Lee Lackey, Jon C. Madonna, Dustan E. McCoy, James R. Moffett, B. M. of a candidate with environmental expertise to Rankin, Jr., Stephen H. Siegele. be recommended for election to the company’s FOR, except withhold vote from following nominee(s): Board of Directors. FOR 3 AGAINST 3 ABSTAIN 3 2. Ratification of the appointment of Ernst & Young LLP 5. Stockholder proposal regarding the adoption as independent registered public accounting firm. FOR 3 AGAINST 3 ABSTAIN 3 of a policy requiring senior executives to retain 3. Adoption of the Amended and Restated 2006 Stock shares acquired through equity compensation Incentive Plan. FOR 3 AGAINST 3 ABSTAIN 3 programs until two years following termination of their employment. FOR 3 AGAINST 3 ABSTAIN 3 Signature(s) Date: 2010 [3] FOLD AND DETACH HERE [3] FREEPORT-MCMORAN COPPER & GOLD INC. OFFERS STOCKHOLDERS OF RECORD TWO WAYS TO VOTE YOUR PROXY Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of voting, 24 hours a day, 7 days a week. INTERNET VOTING VOTING BY MAIL Visit the Internet voting website at Simply sign and date your proxy card and return http://www.ivselection.com/freeport10. Have it in the postage-paid envelope to Secretary, this proxy card ready and follow the instructions Freeport-McMoRan Copper & Gold Inc., P.O. Box on your screen. You will incur only your usual 17149, Wilmington, Delaware 19885-9808. If you Internet charges. Available 24 hours a day, 7 are voting by Internet, please do not mail your days a week until 11:59 p.m., Eastern Time on proxy card. June 8, 2010. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2010. This proxy statement and the 2009 annual report are available at http://www.edocumentview.com/FCX_MTG